Exhibit 99(7)


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people's bank                  People's Bank
                               Bridgeport Center, 850 Main Street
                               Bridgeport, Connecticut 06604-4913




                                                    March 7, 1997

To Holders of Our Common Stock:

  On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of People's Bank stockholders. The Annual Meeting will be held at 10:00 a.m. on Thursday, April 17, 1997, at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut. The accompanying formal Notice of Annual Meeting and Proxy Statement describe the matters expected to be acted upon at the Annual Meeting. Management will also report on the Bank's business and financial results, and a discussion period will be provided for questions and comments.

  The Board of Directors appreciates and encourages your continued interest in the affairs of People's Bank. It is important that your views be represented, whether or not you are able to attend the Annual Meeting. Accordingly, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT TO THE BANK IN THE POSTPAID ENVELOPE. To assist us in our preparations for the Annual Meeting, please also indicate on your proxy card whether you plan to attend the meeting.

  Should you require directions to Bridgeport Center or need further information about the Annual Meeting, you may call our Shareholder Relations Department at (203) 338-7228.

                         Sincerely,


                         /s/ David E.A. Carson

                         David E.A. Carson
                         President, Chief Executive Officer
                         and Chairman of the Board


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people's bank                  People's Bank
                               Bridgeport Center, 850 Main Street
                               Bridgeport, Connecticut 06604-4913


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of People's Bank Common Stock:

  Notice is hereby given that the Annual Meeting of Stockholders of People's Bank will be held at 10:00 a.m. on Thursday, April 17, 1997, at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut, for the purpose of considering and voting upon the following matters:

  1. Election of five directors who, with the nine directors whose terms of office do not expire at this Annual Meeting, will constitute the full Board of Directors of People's Bank.

  2. Approval of amendments to the People's Bank 1988 Long-Term
Incentive Plan.

  3. Approval of amendments to the People's Bank 1995 Stock Price
Appreciation Unit Plan.

  4. Approval of amendments to the Articles of Incorporation of People's Bank to increase the number of authorized shares of the Bank's Common Stock from 60,000,000 to 100,000,000, and to update references in the Articles of Incorporation to state laws that have been amended or recodified since adoption of the Articles of Incorporation.

  5. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997.

  6. Such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

  Only holders of record of Common Stock at the close of business on March 3, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

                         By Order of the Board of Directors

                         /s/ Sandra J. Brown

                         Sandra J. Brown, Secretary

March 7, 1997

  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING. IF YOU WERE A STOCKHOLDER OF RECORD ON MARCH 3, 1997 AND ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

  If you have not received the 1996 Annual Report of People's Bank, which includes the Bank's audited financial statements, kindly notify Jane S. Sharpe, Vice President, Shareholder Relations, at (203) 338-7228, and a copy will be sent to you immediately.


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people's bank                  People's Bank
                               Bridgeport Center, 850 Main Street
                               Bridgeport, Connecticut 06604-4913


                         PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of People's Bank ("People's" or the "Bank") of proxies to be voted at the 1997 Annual Meeting of Stockholders to be held on April 17, 1997 (the "Annual Meeting"), and at any adjournment thereof. The Board of Directors has fixed March 3, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. The date on which this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is March 7, 1997.

  As of February 1, 1997, there were 40,617,546 shares of the Bank's Common Stock, no par value (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting. Directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. A "plurality" means that the nominees with the largest number of votes are elected as directors, up to the maximum number of directors to be elected at the Annual Meeting. The proposal to amend the Bank's Articles of Incorporation will be approved if a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting are voted in favor of such proposal. The proposals to approve the 1988 Long-Term Incentive Plan (the "Incentive Plan") and the 1995 Stock Price Appreciation Unit Plan (the "Unit Plan"), and to ratify the appointment of KPMG Peat Marwick LLP as the Bank's independent auditors, will be approved if there are more votes cast in favor of these proposals at the Annual Meeting than votes cast in opposition.

  A quorum consists of a majority of the votes entitled to be cast at the Annual Meeting. In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist when a stockholder is present but specifically abstains from voting, or when shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not on the election of directors or on other matters to be voted on at the Annual Meeting. Under Connecticut law, such abstentions and non-votes will have the practical effect of votes against the proposal to amend the Bank's Articles of Incorporation, but will have a neutral effect on the election of directors and on the approval or disapproval of the other matters presented for stockholder action.

  Any stockholder who has given a proxy has the power to revoke such proxy at any time before it is voted by giving notice to People's in writing or by submitting a duly executed proxy bearing a later date. A stockholder of record on the record date may also revoke a proxy by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself revoke a proxy. In addition, stockholders whose shares of Common Stock are not registered in their names will need additional documentation from the record holders of such shares to vote in person at the Annual Meeting.

  Shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Annual Meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated, shares will be voted FOR the nominees for director identified in this Proxy Statement; FOR the proposals to approve amendments to the Incentive Plan and the Unit Plan; FOR the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock and to update statutory references; FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997; and, in the discretion of the proxy holders, as to any other matter which may properly come before the Annual Meeting or any adjournment thereof.

  As reflected in the following table, as of February 1, 1997, People's Mutual Holdings ("Holdings") beneficially owns 24,300,000 shares of the Common Stock, and is the only person known to the Bank to be the beneficial owner of more than five percent of the Common Stock. Holdings has sole voting and investment power with respect to the shares owned.

                                         Amount and
                                         Nature of
Title of  Name and Address of            Beneficial   Percent
Class     Beneficial Owner               Ownership    of Class
--------  -----------------------------  -----------  --------
Common    People's Mutual Holdings        24,300,000   59.8%
          Bridgeport Center
          850 Main Street
          Bridgeport, Connecticut 06604

  The following table sets forth, as of February 1, 1997, the beneficial ownership of Common Stock by each director, each nominee for election as a director, each Named Executive Officer (as defined below) who is not also a director, and by directors and executive officers as a group. Except as indicated in the notes following the table, each person has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.


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


                                                   Common Stock
                                            --------------------------
                                               Amount and
                                                Nature of
                                               Beneficial     Percent
Name                                            Ownership     of Class
----                                        ----------------- --------
Directors and Nominees
James P. Biggs.............................   45,170(a)(b)(c)     *
David E.A. Carson..........................  166,678(b)(c)(d)     *
George P. Carter...........................    5,741              *
Joseph E. Clancy...........................   11,136(e)           *
George R. Dunbar...........................    7,060(f)           *
Jerry Franklin.............................      300              *
Norwick R.G. Goodspeed.....................   22,274(b)(g)        *
Eunice S. Groark...........................    1,000              *
Samuel W. Hawley...........................    8,340(h)           *
Betty Ruth Hollander.......................  145,120(i)           *
Saul Kwartin...............................    5,212(j)           *
Jean M. LaVecchia..........................    1,056(k)           *
Jack E. McGregor...........................    2,059(l)           *
John F. Merchant...........................    3,254              *
James A. Thomas............................      802(m)           *
Wilmot F. Wheeler, Jr. ....................   36,224(n)           *

Named Executive Officers
John A. Klein..............................   26,673(b)(c)        *
George W. Morriss..........................   31,763(b)(c)(o)     *
Louis H. Ulizio, Jr. ......................   49,350(b)(c)        *
All Directors and Executive
Officers as a Group........................  709,779(b)(c)      1.74%

------

* Denotes beneficial ownership of less than one percent of the outstanding shares of Common Stock.

(a) Includes 3,538 shares held for the benefit of Mr. Biggs and his spouse in individual retirement accounts. Mr. Biggs disclaims beneficial ownership of shares held in his spouse's individual retirement account.

(b)  Includes shares of Common Stock allocated under the Bank's
     401(k) Employee Savings Plan (the "Savings Plan") to the participants listed below who have Savings Plan balances invested in the Bank Stock Fund.

Name                                               Shares
----                                              -------
James P. Biggs...................................  18,282
David E.A. Carson................................  11,283
Norwick R.G. Goodspeed...........................  15,044
John A. Klein....................................   5,536
George W. Morriss................................   6,245
Louis H. Ulizio, Jr. ............................   9,400
All Directors and Executive Officers as a Group.. 105,676

(c) Includes shares of Common Stock which the persons listed below have the right to acquire within 60 days from February
     1, 1997, whether upon the exercise of stock options or otherwise:

Name                                              Right to Acquire
----                                              ----------------
James P. Biggs...................................       23,350
David E.A. Carson................................       83,900
John A. Klein....................................       21,137
George W. Morriss................................       25,200
Louis H. Ulizio, Jr..............................       39,950
All Directors and Executive Officers as a Group..      279,112

(d) Includes 16,473 shares owned by Mr. Carson's spouse, as to which Mr. Carson disclaims beneficial ownership.

(e) All shares are held for the benefit of Mr. Clancy in an individual retirement account.

(f) Includes 500 shares owned by Dr. Dunbar's spouse; 235 shares owned by his daughter; and 265 shares held by his spouse as custodian under the Connecticut Uniform Transfers to Minors
     Act.

(g) Includes 3,030 shares held for Mr. Goodspeed's benefit in a Keogh account.

(h)  Includes 1,000 shares owned by Mr. Hawley's spouse.

(i) Includes 103,000 shares owned jointly by Mrs. Hollander and her spouse; 4,000 shares held for Mrs. Hollander's benefit in an individual retirement account; and 38,120 shares held in an individual retirement account for the benefit of Mrs. Hollander's spouse. Mrs. Hollander disclaims beneficial ownership of shares owned for the benefit of her spouse.

(j) Includes 1,212 shares of Common Stock held by Mr. Kwartin's spouse, and 1,176 shares owned jointly by Mr. Kwartin and his spouse.

(k) Includes 556 shares owned jointly by Mrs. LaVecchia and her spouse.

(l) All shares are held for the benefit of Mr. McGregor in an individual retirement account.

(m) Includes 198 shares owned by Mr. Thomas's spouse; 117 shares owned jointly by his spouse and his daughter; and 176 shares owned by his son.

(n) Includes 21,764 shares owned by a limited partnership of which Mr. Wheeler is a general partner, and 8,060 shares held for Mr. Wheeler's benefit in a Keogh account.

(o) Includes 318 shares held by Mr. Morriss as custodian under the Connecticut Uniform Transfers to Minors Act.

                  ITEM I. ELECTION OF DIRECTORS

  The Bank's Articles of Incorporation and Bylaws provide for the election of directors by the stockholders and for the division of the Board of Directors into three classes of directors as nearly equal in number as reasonably possible. The terms of office of the members of one class expire and a successor class is elected for a three-year term at each annual meeting of stockholders.

  The Bank's Bylaws provide that there will be between nine and sixteen members of the Board of Directors, as fixed by resolution of the Board of Directors. The Board of Directors has resolved that there will be fourteen members of the Board. The terms of David E.A. Carson, George P. Carter and Eunice S. Groark expire at the Annual Meeting, and each has been nominated for re-election for a three-year term expiring at the annual meeting of stockholders in 2000. The Board of Directors has also nominated James A. Thomas and Jerry Franklin for election as directors for the same three-year term. Norwick R.G. Goodspeed, Chairman of the Board of Trustees of Holdings and a director of the Bank since 1968, will retire from the Board of Directors of the Bank at the expiration of his term at the Annual Meeting. Mr. Goodspeed will remain Chairman of the Board of Trustees of Holdings. The Bank wishes to extend its sincere gratitude to Mr. Goodspeed for his many years of service to the Bank as a director, former Chief Executive Officer and former Chairman of the Board of the Bank. John F. Merchant, a director of the Bank since 1969 and a member of the Board of Trustees of Holdings, has informed the Board of Directors of his decision not to stand for reelection to the Board of Directors at the Annual Meeting. Mr. Merchant is expected to remain a Trustee of Holdings until the expiration of his current term. The Bank wishes to extend its sincere thanks to Mr. Merchant for his many years of service to the Bank as a director and Trustee.

  Directors elected at the Annual Meeting will serve until their respective successors have been elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve as a director of People's if elected. It is the intention of the persons named in the proxy to vote shares under the authority granted by the proxy for the election of all nominees named below. If any of the nominees should be unable to serve, the persons named in the form of proxy will use their discretion in voting the shares represented by such proxies.

  Certain information concerning the nominees and the directors continuing in office, including the business experience of each during the past five years, is set forth below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES LISTED BELOW.

                NOMINEES TO THE BOARD OF DIRECTORS

  David E.A. Carson has been President of People's since January 1, 1983; Chief Executive Officer since January 1, 1985; and Chairman of the Board since July 6, 1988. Mr. Carson is a member of the Board of Directors of the United Illuminating Company, and is a Trustee of American Skandia Trust, Mass Mutual Institutional Funds, and MML Series Investment Fund.

  Mr. Carson was first elected a director of People's in 1983 and is a Trustee of Holdings. He is a member of the Executive
Committee of the Board of Directors of People's. Mr. Carson is 62 years old.

  George P. Carter is the President of Connecticut Foods,
Inc., a corporation that owns several restaurants in Connecticut.
Mr. Carter is also Chairman of the Board and Chief Executive
Officer of Franchise Associates, Inc., operator and franchisor of Howard Johnson Restaurants.

  Mr. Carter was first elected to the Board in 1976 and is a Trustee of Holdings. He is the Chairman of People's Audit
Committee and is a member of People's Executive and Investment
Committees. Mr. Carter is 60 years old.

  Jerry Franklin is the President and Chief Executive Officer of Connecticut Public Broadcasting Inc., a position he has held since 1985. Mr. Franklin serves as a member of a presidential task force initiated under the American Assembly Program to develop policy options for urban centers; is a Senior Fellow of the American Leadership Forum, a national leadership organization dedicated to educational, urban and health care needs; and is a member of the Board of Trustees of Connecticut Children's Medical Center. Mr. Franklin is 49 years old.

  Eunice S. Groark, an attorney in Hartford, Connecticut, served as Lieutenant Governor of the State of Connecticut from 1991 until January 1995. Prior to 1991, Mrs. Groark was Corporation Counsel for the City of Hartford, Connecticut. Most recently, she was a Fellow at the Institute of Politics at the Kennedy School of Government at Harvard University from September to December 1996.

  Mrs. Groark was first elected to the Board of Directors in 1995 and is a member of the Audit and Trust Committees. She is 59 years old.

  James A. Thomas has served as a member of the Board of Trustees of Holdings since 1992. Mr. Thomas is Associate Dean at Yale Law
School, a position he has held since 1969, and served as Master of Saybrook College of Yale University from 1990 to 1996.

  Mr. Thomas is also a director of United Illuminating
Company, Shubert Theatre and Yale-New Haven Hospital. Mr. Thomas is 57 years old.

      INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

Terms Expiring at the 1998 Annual Meeting

  James P. Biggs is an Executive Vice President (Marketing and Regional Banking division) of People's, a position he has held since 1984. Mr. Biggs is primarily responsible for managing the Bank's Regional Banking division, which administers the branch network, marketing, strategic planning and auditing functions. He also has responsibility for the Bank's Human Resources department. Mr. Biggs has served People's in various capacities since 1964.

  Mr. Biggs was first elected as a director in 1992 and is a member of the Executive and Investment Committees. Mr. Biggs is 56 years old.

  George R. Dunbar served as Chief Administrative Officer of the
City of Bridgeport from 1990 to 1991, and in 1992 became
President of Dunbar Associates, LLC, a public management consulting firm. Dr. Dunbar is also a director of Acme United
Corporation.

  Dr. Dunbar was first elected to the Board in 1973 and is a member of the Bank's Executive and Loan Review Committees. He is also a member of the Board of Trustees of Holdings. Dr. Dunbar is 73 years old.

  Betty Ruth Hollander is the Chairman and Chief Executive
Officer of Omega Technologies, Inc., a manufacturer and distributor of instrumentation for the process control industry.
Mrs. Hollander is also a director of Dayton-Hudson Corporation.

  Mrs. Hollander was first elected as a Board member in 1982 and is a member of the Bank's Loan Review Committee. Mrs.
Hollander, who is 67 years old, is also a Trustee of Holdings.

  Jack E. McGregor is a principal in the investment firm of Bridgeport Waterfront Investors, LLC and is of counsel to the law firm of Cohen and Wolf, P.C. Mr. McGregor was Chairman of the Board of Aquarion Company, a diversified water management company, until October 1, 1996. Mr. McGregor served as Aquarion Company's President from 1987 to 1995 and Chief Executive Officer from 1990 to 1995. Mr. McGregor is also a director of Aquarion Company and Bay State Gas Company.

  Mr. McGregor has been a director of People's since 1989. He is Chairman of the Human Resources Committee and is a member of the Executive and Audit Committees. Mr. McGregor is 62 years old.

  Wilmot F. Wheeler, Jr. is the Chairman of the Board of
Jelliff Corp., a wire products manufacturer. Mr. Wheeler held various positions with Manhattan National Corp., an insurance company, from 1972 until his retirement in 1992, including Chairman and Chief Executive Officer from 1986 to 1987. Mr. Wheeler is also the Vice President and a director of the William
T. Morris Foundation, a charitable foundation.

  Mr. Wheeler was first elected to the Board of People's in 1975 and is the Chairman of the Loan Review Committee and a member of the Executive and Human Resources Committees. He is also a Trustee of Holdings. Mr. Wheeler is 73 years old.

Terms Expiring at the 1999 Annual Meeting

  Joseph E. Clancy is the Chairman of the Board and Chief
Executive Officer of Bridgeport Machines, Inc., a manufacturer of machine tools and controls.

  Mr. Clancy became a director of People's in 1991 and is a Trustee of Holdings. He is Chairman of the Investment Committee and a member of the Human Resources Committee. Mr. Clancy is 66 years old.

  Samuel W. Hawley has been associated with People's since 1933.
He was Chief Executive Officer of People's from 1956 through 1975 and Chairman of the Board from 1971 to 1980.

  Mr. Hawley was first elected to the Bank's Board in 1948 and has been the Chairman of People's Executive Committee since 1980. He is also a member of the Trust and Investment Committees. Mr. Hawley, who is 87 years old, is also a Trustee of Holdings.

  Saul Kwartin was a practicing attorney and a partner with the law firm of Wofsey, Rosen, Kweskin & Kuriansky in Stamford,
Connecticut until August 1992, when he became of counsel to that firm.

  Mr. Kwartin was first elected as a member of People's Board in 1981 and is the Chairman of the Trust Committee and a member of the Loan Review Committee. Mr. Kwartin is 69 years old.

  Jean M. LaVecchia has been an officer of the Southern New
England Telecommunications Corporation since 1987. She is currently the Senior Vice President-Organization Development, a position she has held since August 1, 1994.

  Ms. LaVecchia became a director of People's in 1993 and is a member of the Audit, Human Resources and Investment Committees.
She is 45 years old.

  Except as set forth above, during the past five years no director has had a principal occupation or employment with People's, Holdings or any of their subsidiaries or other affiliates. No director is related by blood, marriage or adoption to an executive officer of People's or Holdings or any of their subsidiaries or other affiliates.

  People's has a standing Audit Committee which met nine times during 1996. The Audit Committee is composed solely of individuals who are neither officers nor employees of People's, Holdings or any of their respective subsidiaries. The members of the Audit Committee are George P. Carter (Chairman), Eunice S. Groark, Jean M. LaVecchia and Jack E. McGregor. The Audit Committee is responsible for monitoring the accounting practices and internal controls of People's, including the supervision of an annual audit of the books, records, accounts, affairs and securities of People's by certified public accountants.

  The Human Resources Committee, the members of which are listed below under the heading "Compensation Committee Interlocks and Insider Participation," met three times during 1996. The Committee is responsible for making policy decisions concerning the compensation and benefit programs maintained by People's, and conducts periodic performance reviews of the senior and executive officers of People's. The Committee also recommends nominees for election as directors to the full Board of Directors. The Human Resources Committee will consider qualified nominees recommended by stockholders. Stockholder nominations should be submitted in writing to Sandra J. Brown, Corporate Secretary, People's Bank, Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604, no later than 120 days in advance of the next annual meeting at which directors will be elected. Such nominations must include information specified in the Bank's Articles of Incorporation, which will enable the Committee to evaluate the qualifications of the proposed nominee.

  The Bank's Investment Committee is responsible for approving policies and strategies for, and reviewing the investments and financial activities of, the Bank's Investment Department. The Investment Committee is also charged with reviewing and approving the Bank's asset/liability strategies, including wholesale funding, interest rate risk management and the Bank's asset securitization program. The Investment Committee met 12 times during 1996.
Joseph E. Clancy is the Chairman of the Investment Committee; its other members are James P. Biggs, George P. Carter, Samuel W. Hawley and Jean M. LaVecchia.

  The members of the Bank's Loan Review Committee are Wilmot
F. Wheeler, Jr. (Chairman), George R. Dunbar, Norwick R.G. Goodspeed, Betty Ruth Hollander, Saul Kwartin and John F. Merchant. The Loan Review Committee, which met 26 times during 1996, is charged with reviewing and approving strategies, planning and procedures concerning People's commercial, commercial real estate, consumer and community lending activities, reviewing lending activities of the Bank, and where appropriate, approving loans brought before the Committee for approval.

  Saul Kwartin is the Chairman of the Bank's Trust Committee. Norwick R.G. Goodspeed, Eunice S. Groark, Samuel W. Hawley and John F. Merchant are members of the Trust Committee, which met 12 times during 1996. The Trust Committee is responsible for making policy for, and reviewing the financial and fiduciary status of, the Bank's Trust Department.

  The members of People's Executive Committee are Samuel W. Hawley (Chairman), James P. Biggs, David E.A. Carson, George P. Carter, George R. Dunbar, Jack E. McGregor and Wilmot F. Wheeler, Jr. The Executive Committee may formulate and recommend to the Board of Directors for approval general policies regarding the management and affairs of People's, and may perform such other functions as are provided in the Bylaws of the Bank or as directed by the Board of Directors. The Executive Committee met 12 times during 1996.

  The Board of Directors met 12 times during 1996. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held while he or she was a director and (b) the total number of meetings held by all committees of the Board on which he or she served.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Bank's directors and executive officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Federal Deposit Insurance Corporation (the "FDIC"). Directors, executive officers and 10% stockholders are required by FDIC regulations to furnish the Bank with copies of all
Section 16(a) reports filed.

  Based solely on a review of the reporting forms received by the Bank, and written representations that no other reports were required, People's believes that all Section 16(a) filing requirements were satisfied for fiscal year 1996, except that Dr. Dunbar filed one late report disclosing a single transaction involving the sale of 500 shares of Common Stock by his adult son. Dr. Dunbar reported this transaction promptly upon becoming aware of it.

Compensation Committee Interlocks and Insider Participation

  The Human Resources Committee of the Bank's Board of Directors is composed solely of individuals who are neither officers nor employees of People's, Holdings or any of their respective subsidiaries. The members of the Human Resources Committee are Jack E. McGregor (Chairman), Joseph E. Clancy, Jean M.
LaVecchia and Wilmot F. Wheeler, Jr.

                      EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

  The Human Resources Committee of the Board of Directors is composed of four independent, nonemployee directors, and is generally responsible for establishing the Bank's compensation and benefits policies. The Committee also monitors the operation of the Bank's benefit plans and reviews the performance and compensation of the Bank's executive officers, including the President and Chief Executive Officer and the other Named Executive Officers (as defined below). For several years, the Committee has retained the services of an outside executive compensation consultant to assist it in discharging these responsibilities.

 Executive Officer Compensation Policies

  The executive compensation program is designed to assure that stockholder and management interests are properly aligned with the long-term success of People's, as well as to attract, motivate and retain key executives.

  There are three principal components to the Bank's executive compensation program: base salary, annual incentive compensation and long-term incentive compensation. Base salary is intended to compensate the executive for performing his or her basic responsibilities. Annual incentive compensation is designed to provide rewards for favorable short-term performance of the Bank and the executive, while long-term incentives reward growth and improved performance over the longer term.

  Overall Pay Positioning: People's positions total direct compensation (aggregate base salary and annual and long-term incentive compensation) at pay levels competitive with financial institutions included in several nationwide executive compensation surveys (the "Comparison Surveys"). The Committee analyzes published surveys of financial institutions with appropriate asset size relative to People's. The Committee believes that this analysis is an appropriate and effective method for establishing suitable levels of compensation.

  Components of Compensation: The Committee targets each component of executive compensation to be competitive with comparable positions at institutions included in the Comparison
Surveys.

  Base Salary: Base salary levels are reviewed annually by the Committee and are determined by evaluating (a) the individual executive's level of experience, on-going performance and the responsibilities associated with the position, and (b) changes in base salary levels in the banking industry in general. In 1996, the base salary of the Bank's executives (including the Named Executive Officers) increased on average by approximately 5.3%.

Annual Incentives: Annual incentives are based primarily on Bank performance and secondarily on individual performance objectives that relate to the Bank's strategic business goals. The Bank's performance is based on its ability to achieve a target return on equity established by the Committee. For the President and Chief Executive Officer, the annual incentive is based on the Bank's performance. For the Named Executive Officers, the annual incentive is based 80% on the Bank's performance, and 20% on individual performance.

For 1996, annual incentive target awards were 45% of base salary for the President and Chief Executive Officer, and 35% of base salary for the other Named Executive Officers. The annual incentive program in effect for 1996 permitted payouts of 50% to 150% of the target award. For 1996, the Bank achieved a return on equity equal to 13.8%, and all individual performance objectives were met. This resulted in payouts to the Named Executive Officers equal to 99.5% of target awards.

Long-Term Incentives: Long-term incentives, in the form of stock price appreciation units and performance units, are granted every other year. Averaged over this award cycle, target awards equaled 75% of base salary for the President and Chief Executive Officer, and 45% of base salary for the other Named Executive Officers. The Committee determines the appropriate mix of stock price appreciation units and performance units granted to executives based on an analysis of the practices of institutions included in the Comparison Surveys and on the Committee's goal of targeting long-term awards at levels competitive with institutions included in the Comparison Surveys.

  Grants in 1996. Since long-term incentives (in the form of stock price appreciation units and performance units) were granted in 1995, no long-term incentives were granted in 1996.

  Payouts of Performance Units. The Committee has established a performance period of three years. For the 1993-1995 performance period, performance units were valued by comparing the Bank's return on equity and total return to stockholders during the three-year performance period to the return on equity and total return to stockholders of a peer group of New England and New York (excluding New York City) banks and thrifts with assets in excess of $1 billion (the "Peer Group") during that period. For this period, the Bank's return on equity and total return to stockholders significantly exceeded the Peer Group's returns. This resulted in cash payouts in 1996 equal to 147% of the target award established for the 1993-1995 performance period.

  Going Forward. Because of the significant consolidations and realignments in the banking industry, the Committee believes that, beginning with the 1997-1999 performance period, the interests of the Bank and its stockholders will be better served by measuring performance against targets established by the Committee rather than against Peer Group performance. Accordingly, the Committee intends to make grants of performance units on that basis. As more fully discussed below, the stockholders are being asked to approve certain amendments to the Incentive Plan and the Unit Plan, including specific amendments relating to performance goals.

Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility for Federal income tax purposes by a company of compensation in excess of $1 million paid to its Chief Executive Officer or any of its four most highly compensated executive officers other than the Chief Executive Officer, unless certain requirements for performance-based compensation are satisfied. The Committee intends to continue its policy of taking the deductibility of executive compensation into consideration in all compensation decisions.

 Chief Executive Officer Compensation

  The President and Chief Executive Officer of the Bank participates in the executive compensation program described above. In general, the measurements governing the compensation paid to the President and Chief Executive Officer are the same as those covering other executive officers. The full Board of Directors approves Mr. Carson's compensation package.

  The Committee believes that under Mr. Carson's leadership the Bank has made substantial and consistent progress in achieving its financial and strategic goals. Over the past three years, 1994 through 1996, the Bank increased stockholder value by over 250%, as measured by dividends paid and stock price appreciation. In addition, the Bank has undertaken several major initiatives (including the opening of 21 of an expected 45 full service branches in Connecticut Stop & Shop supermarkets, and the establishment of a credit card operation in the United Kingdom), while maintaining the Bank's position as the leading residential mortgage lender in Connecticut and Fairfield County. This performance has furthered the Bank's goal of remaining the premier financial institution in Connecticut.

    Base Salary: Based on the Committee's assessment of Mr. Carson's and the Bank's performance in 1995, Mr. Carson's base salary was increased in 1996 by 6% to $530,000. Mr. Carson's base salary remains competitive with salary levels of institutions in the Comparison Surveys.

    Annual Incentive Compensation: For 1996, the Committee granted an annual incentive award to Mr. Carson of $250,000. This award was based on the Bank's return on equity in 1996 and the strategic initiatives undertaken by the Bank during 1996 under Mr. Carson's direction.

    Long-Term Incentive Compensation: Mr. Carson received a payout during 1996 of $389,312 for his performance units with respect to the 1993-1995 three-year performance period. This payout is consistent with the description of long-term incentive awards discussed above.

                            People's Bank Human Resources Committee
                            Jack E. McGregor, Chairman
                            Joseph E. Clancy
                            Jean M. LaVecchia
                            Wilmot F. Wheeler, Jr.

Compensation of Executive Officers

  The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation paid or awarded by People's to its President and Chief Executive Officer and to its four most highly compensated executive officers, other than the President and Chief Executive Officer (together, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                         Annual Compensation          Compensation
                                    ----------------------------- ---------------------
                                                                     Awards     Payouts
                                                                  ------------  -------
                                                        Other     Appreciation
                                                        Annual        Units/     LTIP     All Other
Name and                             Salary  Bonus  Compensation     Options(a) Payouts Compensation(b)
Principal Position             Year   ($)     ($)        ($)           (#)        ($)       ($)
------------------             ---- ------- ------- ------------- ------------- ------- ---------------
David E.A. Carson              1996 526,538 250,000       *               0     389,312    67,816
President and Chief            1995 492,308 250,000       *          67,300           0    72,883
Executive Officer              1994 440,769 287,550       *               0     178,500    62,850

James P. Biggs                 1996 258,846  91,059       *               0     159,264    35,525
Executive Vice President       1995 246,154  99,929       *          20,200           0    37,334
(Marketing & Regional Banking) 1994 222,231 116,298       *               0      62,700    31,489

John A. Klein                  1996 217,692  76,316       *               0     119,448    31,659
Executive Vice President       1995 196,231  79,943       *          16,200           0    31,014
(Credit Card)                  1994 171,976  92,457       *           4,675      36,600    25,220

George W. Morriss, Executive   1996 208,846  72,847       *               0     130,508    31,586
Vice President (Financial) and 1995 198,462  78,435       *          16,200           0    30,007
Chief Financial Officer        1994 186,769  96,318       *               0      49,300    14,609

Louis H. Ulizio, Jr.           1996 238,846  83,254       *               0     157,052    31,158
Executive Vice President       1995 228,461  90,200       *          18,600           0    33,163
(Commercial Banking)           1994 217,538 113,714       *               0      49,300    37,875
------

* The Bank's incremental cost with respect to perquisites and other personal benefits paid to the Named Executive Officers is not reported because the cost did not exceed the lesser of $50,000 or 10% of the sum of the Named Executive
     Officer's salary and bonus.

(a) Awards granted in 1995 consist of stock price appreciation units, which are exercisable by the Named Executive Officers in 50% increments on the third and fourth anniversaries of the grant date.

(b) Amounts in this column consist primarily of matching contributions by the Bank to the Savings Plan and matching credits under the Bank's Supplemental Savings Plan, and the value to the Named Executive Officer of split-dollar life insurance premiums paid by People's. For 1996, these amounts were as follows:

                           Matching
                        Contributions Split-Dollar
Name                     and Credits    Insurance
----                    ------------- ------------
David E. A. Carson.....       $46,626      $21,190
James P. Biggs.........        21,563       13,962
John A. Klein..........        17,769       13,890
George W. Morriss......        17,289       14,297
Louis H. Ulizio, Jr. ..        13,162       17,996

Split-dollar premiums paid by People's will be refunded to the Bank upon the first to occur of (a) the Named Executive Officer's death, (b) cancellation of the policy by People's, or (c) the later to occur of (i) the Named Executive Officer's attainment of age 65 or (ii) the tenth anniversary of the last insurance policy to be put in force for the benefit of the Named Executive Officer. The estimated values of split-dollar insurance premiums have been calculated by deducting the estimated present value of the amount to be refunded to People's (assuming condition (c) applies) from the amount of the premium actually paid.

  No stock options, performance units or stock price appreciation units were granted in 1996 to the Named Executive Officers under the Incentive Plan or under the Unit Plan.

  The following table sets forth information concerning stock options exercised during 1996 by the Named Executive Officers, and the number and value of unexercised options and stock price appreciation units held by the Named Executive Officers at December 31, 1996. The value of unexercised in-the-money options and stock price appreciation units at December 31, 1996 is presented as required by FDIC rules. The actual amount, if any, realized upon exercise of options and stock price appreciation units will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of Common Stock of the option or unit at the time it is exercised. There is no assurance that the values of unexercised in-the-money stock options or stock price appreciation units reflected in this table will be realized.


                                         Aggregated Option/Appreciation Unit Exercises
                                 in Last Fiscal Year and FY-End Option/Appreciation Unit Values
                        -------------------------------------------------------------------------------
                                                      Number of Securities      Value of Unexercised
                                                     Underlying Unexercised         In-the-Money
                            Shares                         Options at        Options/Appreciation Units
                         Acquired on      Value          FY-End (#)(a)            at FY-End ($)(b)
Name                     Exercise (#)  Realized($) Exercisable/Unexercisable  Exercisable/Unexercisable
----                     ------------- ----------- ------------------------- --------------------------
David E.A. Carson......        11,075      175,406       75,600      110,600     1,622,584    2,057,452
James P. Biggs.........        15,850      229,836       11,000       38,050       242,715      724,635
John A. Klein..........         4,500       92,531        9,400       30,275       207,411      555,083
George W. Morriss......         6,250      137,244       10,600       30,800       233,889      587,424
Louis H. Ulizio, Jr. ..           -0-          -0-       22,350       36,200       506,813      692,919
------

(a) Amounts in these columns include stock price appreciation units, which entitle the executive to the difference in cash between the fair market value of the Bank's Common Stock on the date of grant and on the date of exercise. However, there are no shares of Common Stock underlying the stock price appreciation units.

(b) Based upon the difference between the exercise price and closing price per share of Common Stock at December 31, 1996.

  The Bank maintains a tax-qualified noncontributory defined benefit plan (the "Retirement Plan") and two nonqualified supplemental defined benefit plans (the "Cap Plan" and the "Enhanced Plan;" collectively, the "SERPs"). The following table shows the maximum estimated combined annual pension benefits payable under the Retirement Plan and the SERPs upon retirement in 1997 at age 65 based upon various classifications of compensation and years of service.

                          Years of Service
                      -----------------------
Average Annual Salary  10 (b)  15 or more (b)
--------------------- -------- --------------
$150,000(a)..........  $50,000        $75,000
 200,000.............   66,667        100,000
 300,000.............  100,000        150,000
 400,000.............  133,333        200,000
 500,000.............  166,667        250,000
 600,000.............  200,000        300,000
 700,000.............  233,333        350,000
 800,000.............  266,667        400,000
 900,000.............  300,000        450,000

------

(a) Under the Internal Revenue Code of 1986, as amended (the "Code"), compensation in excess of $150,000 ($160,000 for 1997 and subsequent years) cannot be considered for tax-qualified pension benefits. Benefits attributable to covered compensation in excess of this amount will generally be paid pursuant to the SERPs.

(b) The Code limits the amount of annual benefits payable under tax-qualified pension plans. Benefits in excess of this limit will be paid entirely pursuant to the SERPs.

  The Retirement Plan provides retirement benefits for eligible employees (employees who have completed at least 1,000 hours of service within certain periods and who have attained age 21). Subject to the limitations imposed under the Code, benefit payments are based on the employee's years of credited service and the higher of (a) average annual compensation paid during the five consecutive calendar years during the last ten years of participation that produce the highest average, or (b) 12 times the average monthly compensation paid during the last 60 consecutive months during which the employee received a salary while a participant in the Retirement Plan.

  For purposes of the benefit calculation, compensation is the covered employee's normal straight time pay, plus overtime pay, sales incentive compensation and annual incentive compensation, as well as salary reduction amounts elected under the Bank's employee benefit programs. Under the Code, compensation in excess of $150,000 ($160,000 for 1997 and subsequent years) cannot be considered for purposes of determining benefits under the Retirement Plan. For the Named Executive Officers, compensation is the sum of salary and bonus reported in the Summary Compensation Table, subject, for purposes of the Retirement Plan benefit calculations, to such $150,000 ($160,000 for 1997 and subsequent years) limit. Subject to certain grandfathered benefits under the terms of the Retirement Plan and the Code, the basic pension benefit is a lifetime annual pension payable to employees retiring at age 65 equal to 1.1% of average annual compensation up to the retiree's Social Security covered compensation (which is an average of Social Security wage bases), plus 1.7% of average annual compensation in excess of the retiree's Social Security covered compensation, all multiplied by the retiree's years of credited service up to 30 years.

  The Cap Plan covers employees who are participants in the Retirement Plan, have a salary grade of 10 or higher and whose benefits under the Retirement Plan are affected by limitations on compensation described above and limitations on benefit amount under the Code. The Cap Plan benefit is equal to the monthly benefit the participant would have received under the Retirement Plan if such limitations did not apply. A participant in the Cap Plan becomes vested at the same time vesting occurs under the Retirement Plan.

  The Enhanced Plan provides for the payment of supplemental pension benefits for employees who have a salary grade of 10 or higher and have attained age 50. The Enhanced Plan provides for an annual target retirement benefit equal to the excess of (a) 50% of the average compensation that would be used in calculating Retirement Plan benefits if the limitations on compensation imposed by the Code did not apply, over (b) the benefits payable to the covered employee under any other qualified defined benefit plans maintained by the employee's former employers, subject to certain exceptions. The target benefit is then reduced by 1/15th for each year of credited service with the Bank less than 15. Target benefits under the Enhanced Plan are offset by benefits payable under the Retirement Plan and the Cap Plan. A participant in the Enhanced Plan becomes vested upon attaining age 55 or upon completing five years of service (whichever is later), and in any event upon reaching his or her normal retirement date. In addition, all participants in the Enhanced Plan become fully vested upon a Change in Control of the Bank or Holdings (as defined below under "Employment and Change in Control Agreements") or on the date either the Bank or Holdings enters into an agreement the consummation of which would result in a Change in Control.

  The SERPs provide for payment of benefits at the same time and in the same manner as payment of benefits to the participant under the Retirement Plan. However, the SERPs provide for benefit payment in a lump sum in the event the Bank's financial ratings fall below certain thresholds.

  A trust has been established to provide for payment of the Bank's obligations under the SERPs to the extent the Bank does not pay them directly. The purpose of the trust is to provide participants in the SERPs with greater assurance that the benefits to which they are entitled will be paid. The Bank intends to fund the trust, but all assets in the trust will remain subject to the claims of the Bank's general creditors.

  Estimated years of credited service at normal retirement age and current average annual compensation of the Named Executive Officers are: Mr. Carson, 17 years ($603,083); Mr. Biggs, 40 years ($295,429); Mr. Klein, 40 years ($227,244); Mr. Morriss, 30 years ($239,270); and Mr. Ulizio, 12 years ($283,259).

Employment and Change in Control Agreements

  Mr. Carson is a party to an employment contract with People's that will remain in effect through December 31, 1999. People's has the general right to remove or replace Mr. Carson at any time, but would remain obligated to pay all compensation and accrue all benefits due to Mr. Carson under the agreement until termination of the agreement in accordance with its scheduled term. Effective February 15, 1996, Mr. Carson became entitled to receive base compensation under the agreement of $530,000 per annum. Mr. Carson's base compensation is subject to upward adjustment with the approval of the Board. Mr. Carson is also entitled to participate in all tax-qualified and nonqualified pension, profit sharing and savings plans and all other basic benefit plans maintained by People's for the benefit of its executive officers generally.

  Mr. Carson's employment agreement also provides for payment of supplemental retirement benefits in an amount equal to the difference between (a) 3.42% of the product obtained by multiplying Mr. Carson's years of credited service by his average annual compensation that would be used in calculating Retirement Plan benefits if the limitations on compensation imposed by the Code did not apply, minus (b) all benefits payable to Mr. Carson under the Retirement Plan and the SERPs. The amount so determined will be reduced by 3% of the product obtained by multiplying Mr. Carson's years of credited service by the amount of Mr. Carson's primary benefits under Social Security. These supplemental retirement benefits are 100% vested as they accrue.

  Mr. Ulizio is a party to an agreement with People's pursuant to which he will be entitled to a minimum annual retirement benefit equal to 30% of his average annual salary that would be used in calculating Retirement Plan benefits if the limitations on compensation imposed by the Code did not apply, provided he has been continually employed by People's until reaching age 60. In the event he should leave the employ of People's prior to age 60, the benefit payable under the agreement will be reduced. The monthly amount of the benefit will also be reduced actuarially if payment begins before age 65. In addition, any benefit payable to Mr. Ulizio under the agreement will be payable only to the extent that it exceeds the total benefits to which he is otherwise entitled under the Retirement Plan and the SERPs.

  People's has entered into change in control agreements (the "Agreements") with each of its executive officers other than Mr. Carson. The Agreements provide that if a Change in Control (as defined below) occurs during the five year term of each Agreement, and within three years following the Change in Control the officer is discharged from employment, People's will pay the officer a lump sum severance payment equal to 2.99 times his or her annual salary (for this purpose, base salary plus incentive compensation), as well as certain insurance benefits and supplemental retirement benefits.

  A Change in Control is defined to include (a) approval by the Board of Directors or, in the case of Holdings, the Board of Trustees, of certain mergers, consolidations, recapitalizations and sales of all or substantially all of the assets of People's or Holdings, and the liquidation or dissolution of People's; (b) any person (with certain exceptions) acquiring beneficial ownership of securities having 20% or more of the voting power of the outstanding securities of People's or Holdings; and (c) a change (with certain exceptions) during a period of two consecutive calendar years in a majority of the members of the Board of Directors of People's or the Board of Trustees of Holdings. An officer is deemed to be discharged if People's discharges him or her or if the officer elects to terminate employment for "good reason." The term "good reason" includes adverse changes in the officer's responsibilities or conditions of employment, reductions in compensation, relocation beyond a specified number of miles and adverse changes in compensation and benefit plans. People's is not required to make payments if the officer is discharged for "cause" after a Change in Control. "Cause" is defined to mean willful failure substantially to perform his or her duties with People's or willfully engaging in conduct which is demonstrably and materially injurious to People's.

  The Agreements contain provisions designed to avoid the imposition of excise taxes on the officer and the disallowance of deductions to People's under the "parachute payment" provisions of the Code. In addition, the Agreements provide that People's will not be obligated to make any payments which would violate any law, regulation or regulatory order applicable to People's, including FDIC regulations which would prohibit "golden parachute" payments. In 1996, the FDIC promulgated final rules limiting and, in certain circumstances, prohibiting an FDIC-insured institution from agreeing to make or making "golden parachute" payments at a time when the institution is in a troubled condition. However, the golden parachute rules contain an exception for those plans considered under the rules to be "bona fide deferred compensation plans."

  The Agreements are not employment agreements, and a covered officer may therefore be discharged by People's prior to a Change in Control without triggering any payment obligations under the Agreements.

Five-Year Performance Comparison

  The following graph compares total stockholder return on the Common Stock over the last five fiscal years with (a) the S&P 500 Index, (b) the SNL New England Bank Index (the "Regional Bank Index"), and (c) the SNL Thrift Index-Assets Greater than $5 Billion (the "Large Thrift Index"). Index values are as of December 31 of the indicated year.


             [Line Graph comparing stockholder return
                  over last five fiscal years,
      People's Bank, S&P 500, Regional Bank, Large Thrift]


  The graph assumes $100 invested on December 31, 1991 in each of the Bank's Common Stock, the S&P 500 Index, the Regional Bank Index (an index prepared by SNL Securities comprised of 26 banks based in New England), and the Large Thrift Index (an index prepared by SNL Securities comprised of 22 thrift institutions located throughout the United States and having assets in excess of $5 billion). The graph also assumes reinvestment of all dividends.

Compensation of Directors

  Directors who are not employed by the Bank are paid a basic annual retainer of $8,500 per year, plus an additional $2,000 per year for service as a Committee Chairman, except for the Chairmen of the Loan Review and Audit Committees, who each receive an additional $4,000 per year. Non-employee directors also receive an attendance fee of $750 for each Board or Committee meeting attended, except for the Chairmen of the Loan Review and Audit Committees, who each receive an attendance fee of $950 at meetings when serving as Chairman of the Committee.

  Directors who are not employees of the Bank may defer all or a part of their director compensation in accordance with the terms of the Amended and Restated Deferred Compensation Plan for Directors. Under this Plan, a director may defer retainer and meeting fees until such time as the director ceases to be a member of the Board of Directors. Amounts deferred under the Plan earn interest at market rates until paid.

  In 1995, the Bank's Board of Directors adopted the People's Bank Directors' Retirement Plan, which provides for payments to directors of the Bank (who are not Bank employees) after they cease to be directors. The annual benefit provided to a former director under this Plan is equal to the basic annual retainer fee (exclusive of any special fees, such as monthly meeting or committee fees) in effect on the director's last day of service. Benefits are payable to a former director until the first to occur of the following: (a) receipt of payments for a period of time equal to his or her years of service as a director; (b) receipt of payments for 10 years; or (c) the director's death.

  In order to align more closely the interests of the directors with the interests of the Bank's stockholders, the Board of Directors has determined to terminate the Directors' Retirement Plan, effective as of April 16, 1997, and replace it with the People's Bank Directors' Stock Unit Plan. Under this Plan, each director who is not an employee will be granted an annual award of 200 Stock Units immediately following each annual meeting of stockholders. A Stock Unit has an initial value equal to the fair market value (the price reported by NASDAQ) of a share of Common Stock on the grant date. Stock Units awarded to a director are credited to that director's account. Each director's account is periodically credited with additional Stock Units ("Additional Units") having a value (as of the payment or distribution date) equal to the value of any cash dividends paid or other distributions made with respect to a share of Common Stock, multiplied by the number of Stock Units credited to such director's account immediately prior to such transaction. Stock Units will be adjusted as a result of stock dividends, stock splits and similar transactions affecting the Common Stock.

  Upon the effective date of the Directors' Stock Unit Plan, each continuing director's account will be credited with Stock Units having an aggregate value (as of December 31, 1996) equal to the lump sum present value (with certain adjustments) of the benefits credited to the director as a result of the Directors' Retirement Plan. Directors who are participants in the Directors' Retirement Plan but who will not continue in office after the Annual Meeting will not become participants in the Directors' Stock Unit Plan. The present value of the accrued benefit for each such director under the Directors' Retirement Plan will be paid to the director in a lump sum.

  Stock Units attributable to annual grants, together with Additional Units attributable directly or indirectly thereto, will be paid in cash as of the third anniversary of the grant date or, if earlier, at the director's cessation of service, based on the fair market value of the Common Stock at the time payment is made. Stock Units attributable to the amount converted from the Directors' Retirement Plan, together with Additional Units attributable directly or indirectly thereto, will be paid in the same manner as of the fifth anniversary of the conversion or, if earlier, the cessation of service. In the event of a director's death, his or her account will be paid in cash to his or her beneficiary. Payment under this Plan will also be made upon a Change in Control.

Indebtedness of Management

  People's engages in banking transactions (including loans and other extensions of credit) in the ordinary course of business with various business organizations which have directors or executive officers of People's as their officers, partners and substantial stockholders. People's also extends credit in the ordinary course of business to its directors and executive officers. Such banking transactions have been and are on substantially the same terms, including interest rates, collateral and repayment conditions, as those prevailing at the time for comparable transactions with others. Since January 1, 1996, there have been no outstanding loans or extensions of credit to any director or executive officer of People's or to their respective associates aggregating more than $5 million or which involved more than the normal risk of collectability or other unfavorable features, such as delinquent payments.

Transactions with Management

  Holdings has entered into a management agreement with People's pursuant to which People's provides certain accounting, legal, managerial and administrative functions for Holdings. Holdings pays People's the sum of $100,000 per year for providing such services, together with out-of-pocket costs incurred by People's on behalf of Holdings.

  Mr. Kwartin is of counsel to the law firm of Wofsey, Rosen, Kweskin & Kuriansky, which occasionally performs legal services for People's. The amount of legal fees paid to Mr. Kwartin's firm in 1996 was not material.

  Mrs. Groark's husband is a partner in the law firm of Day, Berry & Howard. Day, Berry & Howard has been retained by the Bank on various legal matters, and it is expected that this relationship will continue. The Bank paid approximately $112,000 in legal fees to Day, Berry & Howard in 1996.

  Mr. McGregor is of counsel to the law firm of Cohen and Wolf, P.C., which occasionally performs legal services for the Bank. The amount of legal fees paid to Mr. McGregor's firm in 1996 was not material. Mr. McGregor is also a principal in the investment firm of Bridgeport Waterfront Investors, LLC ("BWI").

BWI was formed to participate in various projects designed to stimulate the redevelopment of the downtown and waterfront areas of the City of Bridgeport. BWI's participation in redevelopment projects may take various forms, including equity investments in projects, acting as project manager for developers, providing project funding advice and establishing and managing a fund for the purchase of potential project sites. The Bank may provide financing for one or more of the projects in which BWI is a participant.

       ITEM II. AMENDMENT OF 1988 LONG-TERM INCENTIVE PLAN

 Background

  The Board of Directors has approved and recommends to the stockholders for approval certain amendments to the Incentive Plan. The stockholders first approved the Incentive Plan in 1989, and approved an amendment in 1993 to increase the number of shares of Common Stock available for issuance under the Incentive Plan. The Incentive Plan provides for the award of incentive stock options and nonstatutory stock options (collectively, "Stock Options"), stock appreciation rights ("SARs"), restricted stock, and performance unit awards. The Human Resources Committee of the Board of Directors (the "Committee") administers the Incentive Plan. The Committee has awarded Stock Options, restricted stock and performance units under the Incentive Plan, but has not to date awarded SARs. No Stock Options have been granted under the Incentive Plan since 1995, and it is not anticipated that additional awards of Stock Options will be made under the Incentive Plan.

  Awards may be made to officers and other key employees of the Bank, Holdings or the Bank's subsidiaries. There are 37 employees who participate in the Incentive Plan, including the executive officers named in the Summary Compensation Table.

 Description of the Proposed Amendments

  Under the Internal Revenue Code, as amended, publicly-held companies may not treat compensation paid to certain executive officers as an expense deductible for purposes of computing taxable income to the extent that such compensation exceeds $1 million in any one year for any such officer. Regulations under
Section 162(m) of the Code were adopted in 1995 to clarify the conditions a company must satisfy to deduct compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers other than the Chief Executive Officer.

  In an effort to comply with the new regulations under Section 162(m) and to ensure that awards are deductible to the maximum extent possible, the Committee has adopted amendments to the Incentive Plan, subject to stockholder approval. The purpose of the proposed amendments is to qualify awards under the Incentive Plan for an exception to the deductibility limit that exists for "performance-based" compensation. The amendments would become effective on the date they are approved by the stockholders, and would add the following provisions to the Incentive Plan:

  a. A requirement that the Committee members be "Outside
Directors" as defined in the Code.

  b. A definition of "performance goals" as objective criteria specifically defined by the Committee on a Bank-specific basis or in comparison with peer group performance based on one or more of the following: earnings before interest and taxes, net earnings, earnings per share, return on equity, return on assets, stock price appreciation and total return to stockholders.

  c. A requirement that the maximum number of shares that may be awarded to any participant in the Incentive Plan in any year as Stock Options or as SARs is 100,000.

  d. A requirement that all future restricted stock awards must be made subject to attainment of performance goals established by the Committee, in writing, no later than the 90th day of the period to which the performance goal shall apply. Performance periods used must not be shorter than one year.

  e. A requirement that the maximum number of shares of restricted stock that may be awarded to any participant in any year is 10,000.

  f. A requirement that performance unit awards must be made subject to attainment of performance goals established by the Committee, in writing, no later than the first 90 days of the period in which the performance goal shall apply. Performance periods used must not be shorter than one year.

  g. A requirement that the Committee may not adjust performance goals and performance periods for any restricted stock or performance unit award if such adjustment would increase the amount of such award.

  h. A requirement that the maximum amount, including the fair market value of any Common Stock, that may be paid to any participant in any two-year period with respect to performance unit awards is $600,000.

  i. A general provision that prohibits the Committee from exercising discretion to the extent such exercise would cause compensation attributable to the award to fail to qualify as "performance-based" compensation.

  The Committee has also made several technical changes to the Incentive Plan to reflect changes in applicable law and regulations effected since its adoption.

 General Summary of the Incentive Plan.

  The full text of the Incentive Plan appears as Exhibit A to this Proxy Statement, to which reference is made for a complete statement of its terms and provisions. A summary of the principal features of the Incentive Plan, including the proposed amendments, follows:

  Administration. The Incentive Plan is administered by the Committee, which selects full time employees eligible to participate, determines the terms of awards, interprets the Incentive Plan, and makes all other determinations for administering the Incentive Plan. Committee members must be "Outside Directors" for purposes of Section 162(m) of the Code.

  Shares Available for Awards. The total number of shares of Common Stock reserved for distribution under the Incentive Plan is 1,332,500. As of February 1, 1997, approximately 101,500 shares remain available for awards under the Incentive Plan.

  Stock Options. The Committee may grant "incentive stock options" within the meaning of Section 422 of the Code (options that afford tax benefits to recipients upon compliance with certain conditions and which do not result in a tax deduction to the Bank), or nonstatutory stock options (options that do not afford tax benefits to the recipients, but which may provide tax benefits to the Bank). The Committee may determine the option price of Stock Options, but the option price must at least equal the fair market value of shares of Common Stock on the date of grant. Exercise of a Stock Option is subject to terms and conditions set by the Committee and set forth in the instrument evidencing the Stock Option. The date of expiration of a Stock Option is fixed by the Committee, but may not be longer than 10 years from the date of grant for an incentive stock option.

  Stock Appreciation Rights. SARs may be granted in conjunction with all or any part of any Stock Option. SARs entitle the holder of a Stock Option with respect to which SARs are granted to surrender the Stock Option, or any applicable unexercised portion thereof, and to receive the difference between (i) the fair market value of the shares of Common Stock subject to the surrendered Stock Option at the time the SARs are exercised and
(ii) the option price of such shares. The Bank, at the sole discretion of the Committee, will pay such difference either by delivery of shares of Common Stock or in cash, or by a combination of shares of Common Stock and cash. SARs may be exercised at the time and to the extent that the related Stock Option may be exercised.

  Termination of Stock Options and SARs. Stock Options and related SARs expire on the earlier of their stated expiration date or (a) three months following termination of employment for any reason other than cause, retirement, death, or disability;
(b) three years after termination (or such shorter period as the Committee shall determine at the time of awarding such options and SARs) in the event of disability or retirement; (c) one year following termination of employment due to death; and (d) immediately in the event of termination of employment for cause.

  Maximum Number of Stock Options and SARs. The maximum number of shares that may be awarded to any participant in any year as Stock Options or as SARs is 100,000.

  Performance Goals. A "Performance Goal" means objective criteria specifically defined by the Committee on a Bank-specific basis or in comparison with peer group performance based on one or more of the following: earnings before interest and taxes, net earnings, earnings per share, return on equity, return on assets, stock price appreciation and total return to stockholders. The Committee may not adjust performance goals and performance periods established for any award if such adjustment would increase the amount of the award.

  Restricted Stock. Under the Incentive Plan, shares of Common Stock, the ownership of which vests over a specified period of time ("Restricted Stock"), may be issued to certain executives and key employees. The Committee is authorized to make awards of Restricted Stock subject to Performance Goals established by the

Committee, in writing, no later than the 90th day of the period to which the Performance Goal applies. Attainment of Performance Goals may not be measured over a period shorter than one year. Prior to the date of vesting, the person to whom the Restricted Stock is issued is entitled to exercise all voting rights relating to the Restricted Stock, and all dividends declared in respect of such Restricted Stock will accrue to his or her benefit. Any participant's rights to retain or receive shares of Restricted Stock expire upon termination of employment with the Bank prior to the applicable vesting date. The maximum number of shares of Common Stock that may be awarded each year to any participant as Restricted Stock is 10,000.

  Performance Units. The Incentive Plan also incorporates as one of its key elements the Performance Unit Award Program. Officers and key employees eligible for participation in the performance unit feature of the Incentive Plan are determined in the sole discretion of the Committee. The Committee may in any given year elect not to grant performance units to persons otherwise eligible to participate.

  The Committee is authorized to make awards of performance units subject to Performance Goals established by the Committee, in writing, no later than the first 90 days of the period in which the Performance Goal applies. The Committee may establish goals set individually with respect to each participant in the period over which performance is to be measured. At the end of the performance period, which must be at least one year, the Committee will determine if the conditions of the award have been met, and to the extent that such conditions have been met, the award will be paid in cash or shares of Common Stock (or a combination thereof), in a lump sum or in annual installments. In most circumstances, the participant must be employed by the Bank at the end of the performance period in order to receive his or her award. Any award paid in shares of Common Stock will be based on the fair market value of the Common Stock at the date payment is first made. The maximum amount, including the fair market value of any Common Stock, that may be paid to any participant in any two-year period with respect to performance unit awards is $600,000. To date, the Committee has established a performance period of three years.

  Change in Control Provisions. In the event of a Change in Control (defined as the acquisition of beneficial ownership of a majority of the total voting power of the Bank's then outstanding voting securities), Stock Options and, except in certain circumstances, SARs, will become fully exercisable; the restrictions applicable to Restricted Stock will lapse and the Restricted Stock will become immediately vested; and outstanding performance units will be vested and prorated payments will be made based on the number of months that have expired since the date of grant.

  Amendment and Termination. The Board of Directors may at any time amend or terminate the Incentive Plan, but no such amendment or termination may impair the rights of a participant without his or her consent. Except for adjustments for certain events such as reorganizations or recapitalizations, the Board may not, without stockholder approval, increase the total number of shares reserved for use under the Incentive Plan; decrease the option price of any Stock Option to less than the fair market value on the date of grant; change the class of employees eligible to participate in the Incentive Plan; or alter certain exercise periods with respect to Stock Options.

  Adjustments. In the event of a stock split, stock dividend or other similar corporate change, the number of shares of Common Stock available under the Incentive Plan and the option price payable will be proportionately adjusted. In the event of certain mergers or similar transactions involving the Bank, the Committee may accelerate unvested Stock Options and SARs, and may authorize an agreement providing for the substitution of shares of Common Stock subject to unexercised Stock Options for shares of the resulting entity.

 Federal Income Tax Consequences

  Nonstatutory Stock Options. Under the applicable provisions of the Code, no tax will be payable by the recipient of an option at the time of grant. Upon exercise of a nonstatutory option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Bank will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

  Incentive Stock Options. With respect to incentive stock options, generally no taxable gain or loss will be recognized when the option is exercised. Incentive stock options exercised more than three months after termination of employment will be taxed in the same manner as nonstatutory options described above. Generally, upon exercise of an incentive stock option, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

  If the shares acquired upon the exercise of an incentive stock option are held for at least one year, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. The Bank will not be entitled to a deduction. If the shares are not held for the one-year period, ordinary income will be recognized in an amount equal to the difference between the amount realized on the sale and the price paid for the shares to the extent the exercise price exceeded the grant price. Remaining gain, if any, would be capital gain. The Bank will be entitled to a deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the one-year period and the amount realized upon sale is less than the grant price, such difference will be a capital loss.

  Stock Appreciation Rights. Upon the grant of an option with a related SAR, no taxable income is realized by the holder and no deduction is available to the Bank. Upon exercise of an option through a SAR election, the tax consequences to the holder and the Bank are the same as for exercise of a nonstatutory stock option.

 Incentive Plan Table

  The following table sets forth awards made in 1997 under the Incentive Plan, which have been granted subject to the stockholders' approval of the Incentive Plan amendments. If such stockholder approval is not obtained, the performance unit awards will be rescinded. On January 31, 1997, the closing sale price for shares of Common Stock was $33-1/4.

                         1988 Long-Term Incentive Plan

                                                Performance Restricted
Name                                            Units (#)   Stock (#)
----                                            ----------- ----------
David E.A. Carson..............................   14,050         0
James P. Biggs.................................    4,150         0
John A. Klein..................................    3,450         0
George W. Morriss..............................    3,300         0
Louis H. Ulizio, Jr............................    3,800         0
All executive officers as a group..............   37,800         0
All other employees (including all
officers who are not executive officers)
as a group.....................................   30,100     9,900

  THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENTS TO
THE INCENTIVE PLAN ARE IN THE BEST INTERESTS OF THE BANK AND ITS
STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION
OF THESE AMENDMENTS.

  ITEM III. AMENDMENT OF 1995 STOCK PRICE APPRECIATION UNIT PLAN

  The Board of Directors has also approved and recommends to the stockholders for approval certain amendments to the Unit Plan. The Unit Plan provides for the award of stock price appreciation units to officers and other key employees of the Bank, Holdings or subsidiaries of the Bank. The Committee administers the Unit Plan. There are 37 employees who participate in the Unit Plan, including the executive officers named in the Summary Compensation Table.

 Description of the Proposed Amendments

  The purpose of the proposed amendments is to qualify awards under the Unit Plan for the exception to the deductibility limit under Section 162(m) of the Code for "performance-based" compensation. The Committee has adopted amendments to the Unit Plan, subject to stockholder approval, which would become effective on the date the amendments are approved by the stockholders. The proposed amendments would add the following provisions to the Unit Plan:

      a. A requirement that the Committee members be "Outside
    Directors" as defined in the Code.

      b. A requirement that the maximum number of stock price appreciation units that may be awarded to any participant in any two-year period is 120,000.

      c. A general provision that prohibits the Committee from exercising discretion to the extent such exercise would cause compensation attributable to the award to fail to qualify as "performance-based" compensation.

 General Summary of the Unit Plan.

  The full text of the Unit Plan appears as Exhibit B to this Proxy Statement, to which reference is made for a complete statement of its terms and provisions. A summary of the principal features of the Unit Plan, including the proposed amendments, follows:

  Administration. The Unit Plan is administered by the Committee, which selects employees eligible to receive awards, determines the terms of awards, interprets the Unit Plan, and makes all other determinations for administering the Unit Plan. Committee members must be "Outside Directors" for purposes of Section 162(m) of the Code.

  Units Subject to the Unit Plan. The total number of stock price appreciation units available for grant under the Unit Plan is 1,700,000. As of February 1, 1997, approximately 1,383,000 units remain available for awards under the Unit Plan.

  Stock Price Appreciation Units. Stock price appreciation units entitle the recipient to the difference in cash between the fair market value of the Bank's Common Stock on the date of grant and on the date of exercise. The base price of a unit may not be less than the fair market value of a share of Common Stock on the grant date. Exercise of a unit is subject to terms and conditions set by the Committee and set forth in the instrument evidencing the grant of the unit. The date of expiration of a unit is fixed by the Committee.

  Termination of Units. Stock price appreciation units expire on the earlier of their stated expiration date or (a) three months following termination of employment for any reason other than cause, retirement, death, or disability; (b) three years after termination (or such shorter period as the Committee shall determine at the time of awarding such units) in the event of disability or retirement; (c) one year following termination of employment due to death; and (d) immediately in the event of termination of employment for cause.

  Maximum Number of Units. The maximum number of stock price appreciation units that may be awarded to any participant in any two-year period is 120,000.

  Change in Control Provisions. In the event of a Change in Control (defined as the acquisition of beneficial ownership of a majority of the total voting power of the Bank's then outstanding voting securities), stock price appreciation units will become fully exercisable.

  Amendment and Termination. The Board of Directors at any time may amend or terminate the Unit Plan, but no such amendment or termination may impair the rights of a recipient of a previously issued unit without his or her consent. The Committee may substitute new units for previously granted units. Stockholder approval would not be required for amendments or termination of the Unit Plan unless otherwise required by law.

  Adjustments. In the event of a stock split, stock dividend or other similar corporate change, the base price of stock price appreciation units will be proportionately adjusted. The exercisability of units may also be accelerated in the event of certain mergers or similar transactions involving the Bank.

 Federal Income Tax Consequences.

  Under the applicable provisions of the Code, no tax will be payable by the recipient of a stock price appreciation unit at the time of grant. Upon exercise, the excess, if any, of the fair market value of the shares with respect to which the unit is exercised over the total base price will be treated for Federal income tax purposes as ordinary income. The Bank will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise exceeds the base price.

 Unit Plan Table

  The following table sets forth awards made in 1997 under the Unit Plan, which have been granted subject to the stockholders' approval of the Unit Plan amendments. If such stockholder approval is not obtained, the awards will be rescinded.

             1995 Stock Price Appreciation Unit Plan

                                                       Stock Price
                                                      Appreciation
Name                                                    Units (#)
----                                                  -------------
David E.A. Carson....................................       26,200
James P. Biggs.......................................        7,700
John A. Klein........................................        6,450
George W. Morriss....................................        6,200
Louis H. Ulizio, Jr. ................................        7,050
All executive officers as a group....................       70,350
All other employees (including all officers
who are not executive officers) as a group...........       57,300

  THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENTS TO
THE UNIT PLAN ARE IN THE BEST INTERESTS OF THE BANK AND ITS
STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION
OF THESE AMENDMENTS.

         ITEM IV. AMENDMENT OF ARTICLES OF INCORPORATION

  The Board of Directors has adopted a resolution recommending that the stockholders approve certain amendments to the Bank's Articles of Incorporation. These amendments, if adopted, would
(a) amend Article V of the Bank's Articles of Incorporation to increase the number of authorized shares of the Common Stock from 60,000,000 to 100,000,000; and (b) update references to Connecticut statutes that have been amended or recodified since the Articles of Incorporation were first adopted.

  Increase of Authorized Common Stock. As of February 1, 1997,
40,617,546 shares of the Common Stock were issued and outstanding. An additional 549,800 shares are reserved for issuance upon exercise of outstanding Stock Options. Therefore, a balance of 18,832,654 authorized but unissued shares of Common
Stock remain available for issuance.

  The Board of Directors believes it is desirable to have the additional authorized shares of Common Stock available for future equity financing, stock dividends and stock splits, employee benefit plans, acquisition transactions and other general corporate purposes. Having additional authorized shares of Common Stock available for issuance in the future will give the Bank greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting.

  All authorized but unreserved and unissued shares of Common Stock, including the additional shares of Common Stock authorized by the proposed amendment, will be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of The National Association of Securities Dealers, Inc. (the "NASD"), on whose National Market System the Bank's Common Stock is currently traded, or any stock exchange on which the Bank's securities may then be listed. The Board of Directors does not intend to seek additional approval by stockholders for the issuance of the additional shares, unless required to do so by such applicable laws, regulations or NASD rules.

  The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of the Bank's Common Stock will generally have the right to exercise preemptive rights with respect to any offering or sale by the Bank of any shares of the capital stock of the Bank or any securities convertible into any of such shares. Preemptive rights, which entitle a holder of Common Stock to purchase additional shares of Common Stock (or securities convertible into Common Stock) to be issued in proportion to the number of shares of Common Stock previously owned by such holder, may be waived by a stockholder at the request of the Bank. Even if not waived, such rights will lapse if not exercised in accordance with the terms and procedures required by law and specified by the Board of Directors at the time such rights become exercisable.

  A potential effect of the proposed increase in the number of authorized shares of Common Stock, particularly in connection with any waiver or lapse of preemptive rights, would be a dilution of present stockholders' interest in the Bank if the Bank issues a substantial number of the newly authorized shares. In addition, any issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of existing shares.

  Although the Bank has no intention at the present time of doing so, the Bank would be able to issue previously authorized but unissued shares of Common Stock that could, depending on the terms of such issue, preclude or make more difficult merger or takeover attempts. In certain circumstances, increasing the number of authorized shares of Common Stock could enhance the ability of the Bank to deter potential acquirors and lessen their ability to obtain control of the Bank. On balance, however, the Board of Directors believes that the advantages of increasing its flexibility to engage in forms of equity financing outweigh any disadvantages to the stockholders.

  Statutory References. The Articles of Incorporation contain a number of references to various Connecticut statutes. Since the Articles were first adopted, many of these laws have been changed. For example, the Connecticut Stock Corporation Act was repealed effective January 1, 1997 and replaced by the Connecticut Business Corporation Act. Similarly, Connecticut's Banking Laws were amended, recodified and renumbered effective January 1, 1995.

  The purpose of the proposed amendment is to make current all references to the Connecticut General Statutes and other laws contained in the Articles of Incorporation in order to eliminate any possible confusion or uncertainty that might otherwise result. These amendments are technical in nature. They are not intended to effect any substantive changes to the Articles of Incorporation, to change in any way the rights of the stockholders of the Bank, or to change the manner in which the Bank is organized or operates.

  The full text of the proposed amendments to the Bank's Articles of Incorporation is attached as Exhibit C to this Proxy
Statement. These amendments are presented for consideration as a group, and will be voted on as such and not individually.

  THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENTS TO
THE ARTICLES OF INCORPORATION ARE IN THE BEST INTERESTS OF THE
BANK AND ITS STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS VOTE
FOR ADOPTION OF THESE AMENDMENTS.

       ITEM V. RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, certified public accountants, as the Bank's independent auditors for the year ending December 31, 1997. KPMG Peat Marwick LLP has served as the independent auditors of People's since 1986. The appointment was recommended to the Board of Directors by its Audit Committee, which reviews the firm's professional competence, proposed audit scope and related fees, and the types of nonaudit services rendered by the firm and related fees. People's has been advised by KPMG Peat Marwick LLP that neither the firm nor any of its associates has any relationship with People's or with affiliates of People's which would impair the firm's independence. In recognition of the important role of People's independent auditors, the Board of Directors has determined that the appointment of KPMG Peat Marwick LLP should be submitted to the stockholders for ratification. If more votes are cast in opposition to the proposal to ratify the appointment of KPMG Peat Marwick LLP than are cast in favor of such proposal at the Annual Meeting, the selection of independent auditors will be reconsidered by the Audit Committee and the Board of Directors.

  Before recommending KPMG Peat Marwick LLP to the entire Board, the Audit Committee carefully considered the firm's qualifications as auditors for People's. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with KPMG Peat Marwick LLP in all of these respects.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS
INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

                          OTHER MATTERS

  The Board of Directors knows of no other business to be presented at the Annual Meeting. In the event that matters not known at this time should come before the meeting, the form of proxy confers certain discretionary authority with respect to these matters and, unless such authority is withdrawn on the form of proxy, it is the intention of the persons named in the proxy to vote in accordance with their judgment on these matters.

  The cost of soliciting proxies is to be borne by People's. In addition to the use of the mails, proxies may be solicited by regular employees of the Bank, without additional remuneration, by personal interview, telephone or telegram. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Bank's Common Stock held of record by such persons, and People's may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                      STOCKHOLDER PROPOSALS

  People's has received no stockholder proposals for presentation at the Annual Meeting. Under FDIC regulations, any stockholder who wishes to submit a written proposal for possible inclusion in next year's proxy materials must ensure that such proposal is received by People's at its principal executive offices no later than December 8, 1997.

                     AVAILABILITY OF FORM F-2

  THE BANK'S ANNUAL REPORT ON FORM F-2 DETAILING THE ACTIVITIES
AND FINANCIAL RESULTS OF PEOPLE'S BANK DURING 1996 MAY BE
OBTAINED BY STOCKHOLDERS WITHOUT CHARGE FROM JANE S. SHARPE, VICE
PRESIDENT, SHAREHOLDER RELATIONS, PEOPLE'S BANK, 850 MAIN STREET,
BRIDGEPORT, CONNECTICUT 06604.

                         By Order of the Board of Directors

                         /s/ Sandra J. Brown

                         Sandra J. Brown, Secretary

                                                           EXHIBIT A

                       AMENDED AND RESTATED
                          PEOPLE'S BANK
                  1988 LONG-TERM INCENTIVE PLAN

  Section 1. Purpose. The purpose of the Plan is to promote the mutual interests of the Bank and its shareholders by enabling key employees of the Bank, or of the Parent or any subsidiary of the Bank, to participate in the Bank's future growth. The Plan is designed to give those employees upon whose judgment, initiative and efforts the successful conduct of the Bank's business depends, additional incentives to perform in a superior manner. The Plan also provides a means through which the Bank can attract, motivate and retain people of experience and ability as employees.

  Section 2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

      "Award" means a grant of any Non-Statutory Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted
    Stock Award, Performance Unit Award, or any combination of the foregoing, under the provisions of the Plan.

      "Bank" means People's Bank, a Connecticut state-chartered capital stock savings bank, and any successor thereto.

      "Board" means the Board of Directors of the Bank.

      "Change of Control" has the meaning set forth in Section 12(a) hereof.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      "Committee" means the Human Resources Committee of the Bank referred to in Section 3 hereof.

      "disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

      "Disinterested Person" has the meaning set forth in Section
    335.411(c)(4)(iii), as promulgated by the FDIC, or any successor definition adopted by the FDIC.

      "early retirement" means retirement at any age before age 65, with the consent of the Committee, pursuant to such early retirement provisions as are adopted by the Committee, and such termination shall be treated as a termination other than for cause for purposes of the Plan.

      "employment with the Bank" (and terms substantially equivalent thereto) means a subsisting employer-employee relationship between the Bank and the employee and includes employment with the Parent or any Subsidiary. Employment shall be deemed to cease, for purposes of the Plan, irrespective of any notice period or lapse of time, upon any date on which an employee informs the Bank that he or she intends to quit or resign from his or her employment, or the Bank (or related employer) informs the employee in writing that his or her employment is to be terminated.


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      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

      "Fair Market Value" means as of a particular date:

        (i) if the Stock is not then listed or admitted to trading on a national securities exchange (as that term is used in Section 6 of the Exchange Act), and prices of trades in Stock are regularly reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the mean between the high and low selling prices for Stock on such date as reported by NASDAQ or, in the event no high and low selling prices for Stock are reported by NASDAQ for such date, then the mean between the high and low selling prices reported by NASDAQ for the next preceding day in respect of which both high and low selling prices are so reported; or

        (ii) if the Stock is then listed or admitted to trading on one or more national securities exchanges, the mean between the high and low selling prices at which Stock is traded on the principal securities exchange on which the Stock is traded on such date or, if Stock is not so traded on such exchange on such date, the mean between the high and low selling prices at which Stock was traded on such exchange on the next preceding day on which stock was so traded; or

        (iii) if neither (i) nor (ii) is applicable, such amount as the Committee shall determine on the basis of such factors as it deems relevant.

      "FDIC" means the Federal Deposit Insurance Corporation or any successor agency thereto.

      "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

      "Non-Statutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

      "Option Agreement" or "Stock Option Agreement" means the written agreement between the Bank and an Optionee confirming the Stock Option and setting forth the terms and conditions upon which it may be exercised, as described in Section 7(b) hereof.

      "Optionee" means an eligible employee, as described in Section 5 hereof, who accepts an Award for a Stock Option, a Stock
    Appreciation Right, or both.

      "Option Price" means the price per share of Stock to be paid for the shares of Stock being purchased pursuant to an Option
    Agreement.

      "Outside Director" has the meaning set forth in Section 162(m) of the Code ("Section 162(m)") and the regulations thereunder as may from time to time be in effect (the "Regulations").

      "Parent" means People's Mutual Holdings, a Connecticut state-chartered mutual holding company.

      "Participant" means an eligible employee (as described in Section 5 hereof) who accepts an Award for Restricted Stock, Performance Units, or both (as described in Sections 9 and 10 hereof).


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      "Performance Goals" means the objective criteria established by the Committee from time to time in accordance with Section 11 of the Plan and upon which the performance of a Participant during a Performance Period is to be measured for purposes of determining whether an Award shall be granted under the Plan.

      "Performance Period" means the measuring period for determining whether Restricted Stock Awards and Performance Unit Awards have been earned.

      "Performance Unit Agreement" means the written agreement between the Bank and a Participant confirming the Award and setting forth the terms and conditions of such Award.

      "Performance Unit Award" means an Award under Section 10 hereof.

      "Plan" means the Amended and Restated People's Bank 1988
    Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

      "Restricted Stock Agreement" means the written agreement between the Bank and a Participant confirming the Award and setting forth the terms and conditions of such restrictions.

      "Restricted Stock" means an Award under Section 9 hereof.

      "Restriction Period" means the period determined by the Committee during which restriction shall be applicable to Restricted Stock.

      "retirement" means the termination of an employee's employment at or after age 65.

      "Section 335.411" means 12 C.F.R. Section 335.411, as promulgated by the FDIC, as amended from time to time.

      "Stock" means the Common Stock of the Bank, having no par value.

      "Stock Appreciation Right" means a right granted under Section
    8 hereof.

      "Stock Option" or "Option" means an option granted under
    Section 7 hereof.

      "Subsidiary" means any corporation in which the Bank owns, directly or indirectly through one or more other Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

      "Termination for cause" (and terms substantially equivalent thereto) means a termination of employment by reason of an employee's act of dishonesty, moral turpitude, insubordination, or an intentional or grossly negligent act detrimental to the interests of the Bank, or of its Parent or any Subsidiary.

  Section 3. Administration. The Plan shall be administered by the Committee or such other committee of the Board that is designated and empowered to perform the functions of the Committee, and in either case, composed of not fewer than two (2) directors of the Bank each of whom shall be both a Disinterested Person and an Outside Director. In particular, the Committee shall have the authority, subject to the terms of the Plan, to select the officers and other key employees to whom Awards may from time to time be granted, to


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determine whether and to what extent Incentive Stock Options,
Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, or Performance Unit Awards, or any combination thereof are to be granted, and to determine the terms and conditions of all such grants. The Committee shall supervise and administer the Plan and shall have plenary powers and authority to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan. Any questions of interpretation of the Plan, any Awards issued under it, or any such rules and regulations, shall be determined by the Committee, and such determinations shall be binding and conclusive for all purposes and upon all persons.

  Section 4. Types of Awards. The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards consisting of any one or a combination of Incentive Stock Options (as provided in Section 7 hereof); Non-Statutory Stock Options (as provided in Section 7 hereof); Stock Appreciation Rights (as provided in Section 8 hereof); Restricted Stock (as provided in Section 9 hereof); and Performance Units (as provided in Section 10 hereof). Each Award granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. Notwithstanding any other provision of this Plan to the contrary, the Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards to the extent the ability to exercise such discretion or the exercise of such discretion itself would cause the amounts attributable to such Awards to fail to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of Code and the Regulations.

  Section 5. Eligibility. Officers and other key employees of the Bank, its Parent and any Subsidiaries (but excluding members of the Committee and any person who serves only as a director) are eligible to be granted Awards under the Plan.

  Section 6. Stock subject to Plan. The total number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan, subject to adjustment as provided in Section 13 hereof, shall be 1,332,500 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares reacquired by the Bank and currently or hereafter held as treasury shares, as the Committee may from time to time determine. If any Awards granted pursuant to the Plan are exercised or Awards granted in the form of Restricted Stock vest, the shares attributable to each such Award shall be unavailable for future grants under the Plan. If any Award granted pursuant to the Plan remains unexercised at the expiration thereof or is terminated unexercised, then the shares attributable to such Award may be the subject of the grant of future Awards; however, if a Stock Appreciation Right granted in conjunction with a Stock Option is exercised, such Stock Option shall be deemed to have been exercised for purposes of determining whether the shares attributable to such Stock Option shall be available for future grants under the Plan. The maximum number of shares that may be awarded to any Optionee in any year as Stock Options (Incentive Stock Options and Non-Statutory Stock Options) or Stock Appreciation Rights is 100,000. The maximum number of shares of Stock that may be awarded each year to any Participant as Restricted Stock is 10,000.


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  Section 7. Stock Options. The Committee may, from time to time, grant Stock Options, alone or in addition to other Awards granted under the Plan. The two types of Stock Options that may be granted are Incentive Stock Options and Non-Statutory Stock Options, which may be granted by the Committee to eligible employees (as described in Section 5 hereof) severally or together (in each case, with or without Stock Appreciation Rights). If any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option as provided in this Section 7. Stock Options granted under the Plan shall be subject to the following terms and conditions, and may contain such additional terms and conditions as the Committee shall deem desirable.

      (a) Grant Date. The grant of a Stock Option shall occur on the date the Committee, by resolution, (i) selects an eligible employee as grantee, (ii) determines the number of Stock Options granted to such employee, and (iii) specifies the terms and provisions of the Option Agreement. In no event may the Committee grant a Stock Option later than 10 years after the earlier of,
    (i) the initial date of adoption of the Plan, and (ii) the date the Plan is initially approved by the shareholders of the Bank.

      (b) Option Agreement. Each Stock Option shall be evidenced by an Option Agreement, and the terms and provisions of each Option Agreement may differ. Each Option Agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-Statutory Stock Options.

      (c) Interpretation. Notwithstanding any terms of the Plan to the contrary, no term of the Plan relating to Incentive Stock
    Options shall be interpreted, amended or altered to disqualify the Plan under Section 422 of the Code.

      (d) Price. The Option Price for each share of Stock purchasable under a Stock Option shall be an amount equal to the Fair Market Value of each share of the Stock on the date of grant, or such higher price as the Committee shall determine on or prior to such date; however, the Option Price per share of Stock to an eligible employee who owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank shall be an amount not less than 110% of the Fair Market Value of the Stock on the date the Incentive Stock Option is granted.

      (e) Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted; however, no Incentive Stock Option granted to an eligible employee who owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank shall be exercisable more than 5 years after the date the Stock Option is granted.

      (f) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that, except as provided in Sections 7(i), 7(j) , 7(k), 12, 13, and 14 hereof and unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the date of grant of such Stock Option. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.


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      (g) Method of Exercise. Subject to the provisions of this
    Section 7, Stock Options may be exercised, in whole or in part, at any time during the option term by the Optionee's giving written notice of exercise to the Bank specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price by cash, certified or bank check, or such other form of payment as may be lawful consideration for capital stock and as the Bank may accept. With the consent of the Committee, payment in full or in part may also be made in the form of Stock already owned by the Optionee or, in the case of the exercise of a Non-Statutory Stock Option, Restricted Stock (based on the Fair Market Value of such Stock on the date the Stock Option is exercised), the share certificates for which shall be endorsed in blank or accompanied by duly executed stock powers with signatures guaranteed by a broker-dealer firm that is a member of a national securities exchange or a commercial bank or trust company (unless such signature guaranty is waived by the Bank). In the case of an Incentive Stock Option, the right to make a payment in the form of shares already owned may be authorized only at the time the Stock Option is granted. The Committee may determine whether any restrictions shall be applicable to any shares received if payment of the Option Price for a Non-Statutory Stock Option is made, in whole or in part, in the form of Restricted Stock, and, if any restrictions are so imposed, the terms of such restrictions. No shares of Stock shall be issued until full payment therefor has been made.

      (h) Non-transferability; Non-assignability. Stock Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee for his or her individual account; or, in the event of his or her legal incapacity, by his or her legal representative; or, in the event of his or her disability, by the Optionee or his or her legal representative (as the case may be).

      (i) Termination by Death. Subject to this Section 7, if an Optionee's employment terminates by reason of his or her death, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of 12 months (or such other period as the Committee may specify) after the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

      (j) Termination by Reason of Disability. Subject to this
    Section 7, if an Optionee's employment terminates by reason of his or her disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of 3 years (or such shorter period as the Committee may specify at grant) after the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months after the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of disability if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Statutory Stock Option.


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      (k) Termination by Reason of Retirement. Subject to this
    Section 7, if an Optionee's employment terminates by reason of retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such retirement or on such accelerated basis as the Committee may determine, for a period of 3 years (or such shorter period as the Committee may specify at grant) after the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months after the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Statutory Stock Option.

      (l) Other Termination. Unless otherwise determined by the Committee, if an Optionee's employment terminates for any reason other than death, disability, or retirement, the Stock Option shall immediately terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of 3 months or the balance of such Stock Option's term if the Optionee's employment is terminated for reasons other than for cause by the Bank, or its Parent or a Subsidiary (whichever is then the Optionee's employer).

      (m) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the Committee is authorized to limit the aggregate Fair Market Value of the Stock (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of any subsidiary or parent corporation (within the meaning of Section 424 of the Code). The Committee is authorized to provide at grant that, to the extent permitted under Section 422 of the Code, if an employee's employment with the Bank is terminated by reason of death, disability or retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified in Section 7(i), 7(j), or 7(k) hereof, applied without regard to this Section 7, is greater than the portion of such Option that is exercisable as an "incentive stock option" during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the Optionee to exercise such Incentive Stock Option (either as an Incentive Stock Option or, if exercised after the expiration periods that apply for the purposes of Section 422, as a Non-Statutory Stock Option).

  Section 8. Stock Appreciation Rights. The Committee may, from time to time and on such terms and conditions as it deems appropriate, grant Stock Appreciation Rights in connection with all or part of a Stock Option granted under this Plan. A Stock Appreciation
Right may be exercised by an Optionee in accordance with Section 8(a) by his or her surrendering the applicable portion of the related Stock Option in accordance


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with procedures established by the Committee. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Section 8(b) hereof. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock
Appreciation Rights have been exercised.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Statutory Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right, or the applicable portion thereof granted with respect to a Stock Option, shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. Unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares the subject of a related Stock Option shall not be reduced until the number of shares the subject of an exercise or termination of the related Stock Option exceeds the number of shares that are not the subject of the Stock Appreciation Right.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee. Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash or shares of Stock (or both) equal in value to the excess of the Fair Market Value of one share of Stock over the Option Price specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee may determine the form of payment. A Stock Appreciation Right may only be exercised when the Fair Market Value of Stock exceeds the Option Price specified in the related Stock Option. In the case of Stock Appreciation Rights relating to Stock Options held by Optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

      (i) may require that such Stock Appreciation Rights be exercised only in accordance with the applicable "window period" provisions of Section 335.411; and

      (ii) shall require that a Stock Appreciation Right shall not be exercisable during the first 6 months of its term, except that this limitation shall not apply in the event of the death or disability of the Optionee prior to the expiration of the 6-month period.

      Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under the Plan. Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
    Section 6 hereof on the number of shares issued under the Stock Appreciation Right at the time of exercise, based on the value of the Stock Appreciation Right at the time of exercise. Upon the termination of the Optionee's employment for any reason, he or she may exercise any Stock Appreciation Rights held by him or her on the same terms and conditions as the related Option.


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  Section 9. Restricted Stock Awards. The Committee may, from time to time, grant Restricted Stock Awards under the Plan, subject to the following terms and conditions and such other terms and conditions as the Committee, in its discretion, may establish.

      (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall select the officers and key employees to whom and the date or dates upon which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, the events or conditions of forfeiture, and such other terms and conditions as the Committee shall determine. The Committee shall condition the grant of Restricted Stock upon the attainment of specified Performance Goals established by the Committee in writing, no later than the 90th day of the Performance Period to which the Performance Goals shall apply. Performance Periods shall not be shorter than one year. Other terms, conditions and restrictions of such Awards shall be set forth in an agreement or agreements between the Bank and the recipient of the Award. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement.

      (b) Certificates. Each Participant receiving a Restricted Stock Award shall be issued a certificate representing such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant. The Committee may require that the certificates evidencing such shares be held in custody by the Bank until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock Award, the Participant shall have delivered to the Bank upon receipt of such Award, a duly executed stock power, endorsed in blank, with signatures guaranteed by a broker-dealer firm that is a member of a national securities exchange or a commercial bank or trust company (unless such guaranty is waived by the Bank), relating to the Stock made the subject of such Restricted Stock Award.

      (c) Terms and Conditions. Each grant of a Restricted Stock
    Award shall be subject to the following terms and conditions, in addition to such other terms and conditions as the Committee may determine.

      (i) Subject to the provisions of the Plan and the Restricted Stock Agreement, during the period determined by the Committee (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

      (ii) Except as otherwise provided in this Section 9(c)(ii) and
      Section 9(c)(i), the Participant shall have, with respect to his or her shares of Restricted Stock, all of the rights of a shareholder of the Bank, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of shares of Restricted Stock.


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      (iii) Except to the extent otherwise provided in the applicable
      Restricted Stock Agreement and Sections 9(c)(i) and 9(c)(iv) hereof, upon termination of a Participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

      (iv) In the event of hardship or other special circumstances affecting a Participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

  Section 10. Performance Unit Awards. The Committee shall, from time to time, in its discretion, set Performance Goals and grant Awards to eligible employees (as defined in Section 5 hereof) based upon the attainment of such Performance Goals in the form of Performance Units, provided that the Performance Goals are established in writing, no later than the 90th day of the Performance Period to which the Performance Goals shall apply. Performance Periods shall not be shorter than one year. Performance Unit Awards granted pursuant to the Plan shall supersede and take the place of performance unit awards granted pursuant to any previous plan or plans.

      (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall select the officers and key employees to whom and the time or times at which Performance Units shall be awarded and any other terms and conditions of the Award. The Committee shall determine the nature, duration, and starting date of the Performance Period and shall determine the Performance Goals to be used in valuing Performance Units and determining the extent to which Performance Units have been earned. The provisions of Performance Units Awards need not be the same with respect to each recipient, and Performance Goals may vary among Participants and groups of Participants.

      (b) Performance Period. Except as provided in Sections 10(c)(iv) hereof, Participants shall be entitled to payment of Performance Units pursuant to Section 10 hereof only if the Participant is employed with the Bank for a period of time to be determined by the Committee, but such period of time in no event shall be less than one year from the date of grant of the Award. Performance Periods may overlap and Participants may simultaneously participate with respect to Performance Unit Awards that are subject to different performance factors and criteria.

      (c) Terms and Conditions. Performance Unit Awards shall be subject to the following terms and conditions, in addition to any other terms and conditions the Committee may determine.

      (i) Not more than 90 days after the commencement of the Performance Period, the Committee shall establish such performance targets and indicators as shall enable the Committee to calculate the percentage of a Performance Unit to be paid to a Participant based upon the extent to which such Performance Unit Award has been earned. The Committee shall determine the value for each Performance Unit based upon the Bank's audited financial statements for the year immediately preceding the year during which the Performance Units are to be awarded. Payment of the value of the Performance Units shall be made in cash or whole shares of Stock, including Restricted Stock, or any combination thereof, and in a lump sum or in annual installments as the Committee may determine. The Committee may adjust the performance targets and indicators and measurements applicable to Performance Unit Awards to take into account changes in law, accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances.

      (ii) Subject to the provisions of the Plan, Performance Unit Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of.

      (iii) Except to the extent otherwise provided in Section 10(c)(iv) hereof, Performance Units shall have no value if the Participant is not an employee of the Bank at the end of the Performance Period for which the Performance Unit was granted. In the event of the death, disability, retirement, or termination of the Participant's employment for reasons other than cause, the Committee may, at its discretion, direct prorated payments based upon: (x) the number of full calendar months between the date of grant of the Award and the date of termination of employment, divided by, (y) the total number of months in the Performance Period.

      (iv) Based on such factors or criteria as the Committee may determine, the Committee may shorten the Performance Period or declare any Performance Units immediately payable in such amounts as the Committee may determine whenever it decides in its absolute discretion that such action is in the interests of the Bank and equitable to the Participants, or in the event of hardship or other special circumstances of a Participant whose employment is terminated (other than for cause).

      (v) Each Performance Unit Award shall be confirmed by and be subject to the terms of a Performance Unit Award Agreement.

      (vi) The maximum amount, including the Fair Market Value of any Stock, that may be paid to any Participant in any year with respect to Performance Unit Awards is $600,000.

  Section 11. Performance Goals. Performance Goal(s) applicable to a Performance Period shall identify one or more business criteria to be monitored during the Performance Period. Such business criteria shall be established on a Bank-specific basis or in comparison with peer group performance based on one or more of the following: earnings before interest and taxes, net earnings, earnings per share, return on equity, return on assets, stock price appreciation and total return to stockholders. The
Committee shall determine the level(s) of performance that must be achieved with respect to each criterion that is identified in a Performance Goal in order for a Performance Goal to be treated as attained in whole or in part. The Committee may base Performance Goal(s) on one or more of the foregoing business criteria. If Performance Goal(s) are based on more than one business criterion, the Committee may determine to make a grant of an Award upon attainment of the Performance Goal(s) relating to any one or more of the criteria. The Committee may not adjust Performance Goals or Performance Periods established for any Award to the extent such adjustment would increase the amount of the Award; however, the Committee shall retain the discretion to decrease Awards. The Committee shall certify in writing before payment of the amounts payable under the Restricted Stock Awards and Performance Unit Awards that the Performance Goals and any other material terms were in fact satisfied. Certification by the Committee is not required for amounts payable that are attributable solely to the increase in the value of Stock.

  Section 12. Change of Control. In the event of a Change of Control of the Bank (as defined in Section 12(a) hereof), notwithstanding any provisions to the contrary in the Plan or in any agreements evidencing the grant of Awards, (i) any Stock Options and Stock Appreciation Rights outstanding on the date a Change of Control is deemed to have occurred shall immediately become fully exercisable, provided that any Stock Appreciation Rights outstanding with respect to an Optionee who is subject to Section 16(b) of the Exchange Act shall not become fully exercisable unless such Stock Appreciation Rights shall have been outstanding for at least 6 months on the date such Change of Control is deemed to have occurred; (ii) the restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall immediately become fully vested; and (iii) any outstanding Performance Unit Awards shall be vested and paid out in accordance with the time ratio set forth in Section 10(c)(iii) hereof. All outstanding Stock Options, Stock Appreciation Rights, and Restricted Stock shall be redeemable for cash, unless otherwise determined by the Committee on or after the date of grant, with the value of shares of Stock being deemed equivalent to their Fair Market Value determined as of the date specified in
Section 12(b) hereof, as of the date of such Change of Control, or as of such other date as the Committee may determine prior to the date of such Change of Control.

      (a) Definition. A Change of Control shall be deemed to have occurred at any time that a person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Bank or its Parent or any Subsidiary becomes the "beneficial owner" (as defined in the Exchange Act) directly or indirectly of securities of the Bank representing a majority of the total voting power of the Bank's then outstanding voting securities.

      (b) Valuation Date. Upon the occurrence of a Change of Control of the Bank, the valuation date to be used in determining the Fair Market Value of shares of Stock shall be the date immediately preceding the date upon which such Change of Control shall have occurred.

  Section 13. Reorganizations and Recapitalizations of the Bank. Unless the Committee, in its discretion, shall otherwise provide to the contrary in any Option Agreement, Performance Unit Agreement or Restricted Stock Agreement, the following terms apply to adjustments, reorganizations, recapitalizations, and other changes in the structure of the Bank:

      (a) The existence of the Plan and Awards granted thereunder shall not affect in any way the right or power of the Bank or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Bank's capital structure or its business, or any merger or consolidation of the Bank, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) The shares with respect to which Options or Stock Appreciation Rights (or both) may be granted hereunder are shares of Stock as currently constituted, but if, and whenever, prior to the delivery by the Bank of all of the shares of Stock that are the subject of Stock Options or Stock Appreciation Rights (or both) granted pursuant to the Plan, the Bank shall effect a subdivision or combination of shares or other capital adjustment, the payment of a stock dividend or other increase or reduction in the number of shares of Stock outstanding without receiving consideration therefor in money, services or property, the number of shares of Stock available under the Plan and the number of shares of Stock with respect to which Stock Options or Stock Appreciation Rights (or both) granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of shares of Stock, be proportionately increased, and the Option Price payable per share shall be proportionately reduced; and
    (ii) in the event of a reduction in the number of shares of Stock, be proportionately reduced, and the Option Price payable per share shall be proportionately increased.

      (c) If the Bank is reorganized, or merged into or consolidated with another corporation, or if the Bank sells or otherwise disposes of substantially all of its assets to another corporation, or if 20% or more of all classes of outstanding capital stock of the Bank ordinarily entitled to vote in the election of directors is acquired by another corporation in exchange for stock or other securities of such other corporation and while unexercised Options remain outstanding under the Plan, subject to the provisions of Section 12 hereof, the Committee may authorize an agreement between the Bank and such other corporation providing that there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares, if any, of each class of stock or other securities of the reorganized, merged, consolidated or acquiring corporation that were distributed or issued to the shareholders of the Bank in respect of their shares of Stock; and in the case of any merger or consolidation in which the Bank is not the surviving corporation, or any sale or other disposition of substantially all of the assets of the Bank to another corporation, or the acquisition of 20% or more of all classes of the outstanding capital stock of the Bank ordinarily entitled to vote in the election of directors by another corporation and in exchange for stock or other securities of such other corporation, the Committee may accelerate unmatured installments of Stock Options or Stock Appreciation Rights (or both).

  Section 14. Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an Optionee under a Stock Option or a Stock Appreciation Right Agreement, or a Participant under an agreement for a Restricted
Stock Award or Performance Unit Award theretofore granted without such Optionee's or Participant's consent or which, without the approval of the Bank's shareholders, would:

      (a) except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

      (b) except as expressly provided in the Plan, decrease the Option Price of any Stock Option to less than the Fair Market
    Value on the date of grant;

      (c) change the class of employees eligible to participate in the Plan; or

      (d) extend the maximum option period with respect to Incentive Stock Options under Section 7(e) or the maximum exercise period under Section 7(f) hereof.

  The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Participant without such Optionee's or Participant's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher Option Prices. Subject to the provisions set forth in this Section 14, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

  Section 15. Effective Date. The Plan shall be effective and Awards may be granted thereunder, immediately upon its adoption by the Board. If, however, the Plan shall not have received approval by the holders of a majority of the total voting power represented by the voting securities of the Bank within 12 months after its adoption by the Board, the Plan and all Awards thereunder shall be terminated and shall be of no further effect.

  Section 16. General Provisions. The following general provisions shall apply to the Plan:

      (a) The Plan and all Awards granted and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

      (b) Nothing contained in the Plan shall prevent the Bank, its Parent or any Subsidiary from adopting other or additional compensation arrangements for its employees.

      (c) Adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Bank, its Parent or any Subsidiary, to terminate the employment of any of its employees at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income for federal income tax purposes of an Optionee or Participant with respect to any Award under the Plan, such Optionee or Participant shall pay to the Bank, or make arrangements satisfactory to the Bank regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Bank, withholding obligations may be settled with Stock, including Stock that is part of the Award giving rise to the withholding requirement. The obligations of the Bank under the Plan may be conditioned on such payment or arrangements, and the Bank, its Parent and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee or Participant.

      (e) The reinvestment of dividends in additional Restricted
    Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under
    Section 6 hereof for such reinvestment (taking into account then outstanding Stock Options and other Awards).

      (f) The Committee shall establish such procedures as it deems appropriate for an Optionee or Participant to designate a beneficiary to whom any amounts payable in the event of such Optionee's or Participant's death are to be paid.

                                                           EXHIBIT B

                       AMENDED AND RESTATED
                          PEOPLE'S BANK
             1995 STOCK PRICE APPRECIATION UNIT PLAN

  1. Purpose. The purpose of the Plan is to promote the mutual interests of the Bank and its shareholders by enabling key employees of the Bank, or of the Parent or any Subsidiary of the Bank, to participate in the Bank's future growth. The Plan is designed to give those employees upon whose judgment, initiative and efforts the successful conduct of the Bank's business depends additional incentives to perform in a superior manner. The Plan also provides a means through which the Bank can attract, motivate and retain people of experience and ability as employees.

  2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

      "Award" means a grant of Stock Price Appreciation Units under the provisions of the Plan.

      "Award Agreement" means the written agreement between the Bank and a Participant confirming the grant of Stock Price
    Appreciation Units and setting forth the terms and conditions upon which they may be exercised.

      "Bank" means People's Bank, a Connecticut state-chartered capital stock savings bank, and any successor thereto.

      "Base Price" means the value determined pursuant to Section
    6(c) hereof.

      "Board" means the Board of Directors of the Bank.

      "Cause" means an employee's act of dishonesty, moral turpitude, insubordination, or an intentional or grossly negligent act detrimental to the interests of the Bank, or of its Parent or any Subsidiary.

      "Change of Control" has the meaning set forth in Section 7(a) hereof.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      "Committee" means the Human Resources Committee of the Board referred to in Section 3 hereof.

      "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

      "Disinterested Person" has the meaning set forth in 17 C.F.R.
    Section 240.16b-3, as promulgated by the SEC and adopted by the FDIC, as amended from time to time, or any successor definition adopted by the FDIC.

      "Early Retirement" means retirement at any age before age 65, with the consent of the Committee, pursuant to such early retirement provisions as are adopted by the Committee, and such termination shall be treated as a termination of employment other than for Cause for purposes of the Plan.

      "Employment" or "employment with the Bank" (and terms substantially equivalent thereto) means a subsisting employer-employee relationship between the Bank and the employee and includes employment with the Parent or any Subsidiary; employment shall be deemed to cease, for purposes of the Plan, irrespective of any notice period or lapse of time, upon any date on which an employee informs the Bank that he or she intends to quit or resign from his or her employment, or the Bank (or related employer) informs the employee in writing that his or her employment is to be terminated.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

      "Fair Market Value" means as of a particular date:

        (i) if the Stock is not then listed or admitted to trading on a national securities exchange (as that term is used in Section 6 of the Exchange Act), and prices of trades in Stock are regularly reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the mean between the high and low selling prices for Stock on such date as reported by NASDAQ or, in the event no high and low selling prices for Stock are reported by NASDAQ for such date, then the mean between the high and low selling prices reported by NASDAQ for the next preceding day in respect of which both high and low selling prices are so reported; or

        (ii) if the Stock is then listed or admitted to trading on one or more national securities exchanges, the mean between the high and low selling prices at which Stock is traded on the principal securities exchange on which the Stock is traded on such date or, if Stock is not so traded on such exchange on such date, the mean between the high and low selling prices at which Stock was traded on such exchange on the next preceding day on which stock was so traded; or

        (iii) if neither (i) nor (ii) is applicable, such amount as the Committee shall determine on the basis of such factors as it deems relevant.

      "FDIC" means the Federal Deposit Insurance Corporation or any successor agency thereto.

      "Outside Director" has the meaning set forth in Section 162(m) of the Code ("Section 162(m)") and the regulations thereunder as may be in effect from time to time (the "Regulations").

      "Parent" means People's Mutual Holdings, a Connecticut state-chartered mutual holding company.

      "Participant" means an eligible employee (as described in Section 4 hereof) who accepts an Award.

      "Plan" means People's Bank 1995 Stock Price Appreciation Unit Plan, as set forth herein and as hereinafter amended from time to time.

      "Retirement" means the termination of an employee's employment at or after age 65.

      "SEC" means the Securities and Exchange Commission or any successor agency thereto.

      "Stock" means the common stock of the Bank, having no par value.

      "Stock Price Appreciation Unit" or "Unit" means a unit granted under Section 6 hereof.

      "Subsidiary" means any corporation in which the Bank owns, directly or indirectly through one or more other Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

  3. Administration. The Plan shall be administered by the Committee or such other committee of the Board that is designated and empowered to perform the functions of the Committee, and in either case, composed of not fewer than two (2) directors of the Bank each of whom shall be both a Disinterested Person and an Outside Director. In particular, the Committee shall have the authority, subject to the terms of the Plan, to select the officers and other employees to whom Awards may from time to time be granted, to determine whether and to what extent Awards are to be granted, and to determine the terms and conditions of all such Awards. The Committee shall supervise and administer the Plan and shall have plenary powers and authority to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan. Any questions of interpretation of the Plan, any Awards issued under it, or any such rules and regulations, shall be determined by the Committee, and such determinations shall be binding and conclusive for all purposes and upon all persons. Each Award granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. Notwithstanding any other provision of this Plan to the contrary, the Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards to the extent the ability to exercise such discretion or the exercise of such discretion itself would cause the amounts attributable to such Awards to fail to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code and the Regulations.

  4. Eligibility. Officers and other key employees of the Bank, its Parent and any Subsidiaries (but excluding members of the Committee and any person who serves only as a director and/or trustee) are eligible to be granted Awards under the Plan.

  5. Units Subject to Plan. The total of 1,700,000 Stock Price Appreciation Units shall be available for grant pursuant to Awards under the Plan, subject to adjustment as provided in
Section 8 hereof. If any Units granted pursuant to the Plan are exercised, such Units shall be unavailable for future grants under the Plan. If any Units are terminated unexercised, then such Units may be the subject of the grant of future Awards. The maximum number of Units that may be awarded to a Participant during any two year period may not exceed 120,000.

  6. Stock Price Appreciation Units. The Committee may, from time to time, grant Stock Price Appreciation Units under the Plan to one or more eligible employees (as described in Section 4 hereof). Stock Price Appreciation Units granted under the Plan shall be subject to the following terms and conditions and such additional terms and conditions as the Committee shall deem desirable.

      (a) Grant Date. The date of grant of an Award shall be the date the Committee, by resolution, (i) selects an eligible employee as grantee, (ii) determines the number of Stock Price Appreciation Units granted to such employee, and (iii) specifies the terms and provisions of the Award Agreement. In no event may the Committee grant an Award later than 10 years after the date of adoption of the Plan.

      (b) Award Agreement. Each Award shall be evidenced by an Award Agreement, and the terms and provision of each Award
    Agreement may differ.

      (c) Base Price. The base price of a Stock Price Appreciation Unit shall be equal to the Fair Market Value of a share of the Stock on the date of grant, or such higher price as the Committee shall determine on or prior to such date.

      (d) Term. The term of each Award and Stock Price Appreciation Unit granted thereby shall be fixed by the Committee.

      (e) Exercisability. Stock Price Appreciation Units shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that, except as provided in Sections 6(i), 6(j), 6(k), 7, 8, and 9 hereof and unless otherwise determined by the Committee, no Stock Price Appreciation Unit shall be exercisable prior to the first anniversary date of the date of grant of such Unit. If the Committee provides that any Stock Price Appreciation Unit is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

      (f) Method of Exercise. Subject to the provisions of this
    Section 6, Stock Price Appreciation Units may be exercised, in whole or in part, at any time during the term thereof by the Participant's giving written notice of exercise to the Director of the Human Resources Department or his or her designee specifying the number of Units to be exercised and such other information as the Director may require, and, to the extent then exercisable, Stock Price Appreciation Units having a Base Price which is less than the Fair Market Value of a share of Stock on the last day of the term thereof shall be deemed automatically exercised on the last day of the term thereof.

      (g) Payment. Upon exercise, a Participant shall be entitled to receive, for each Stock Price Appreciation Unit exercised, an amount in cash equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Base Price of such Stock Price Appreciation Unit, net of all taxes required to be withheld by the Bank on such amount. All such payments shall be made only in cash, check, money order or wire transfer of funds and no Participant shall have any right to receive payment with respect to any Stock Price Appreciation Unit in the form of Stock or any other equity security (as such term is defined in the Exchange Act).

      (h) Non-transferability: Non-assignability. Stock Price Appreciation Units shall not be transferable by a Participant other than by will or by the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant for his or her individual account; or, in the event of his or her legal incapacity, by his or her legal representative; or, in the event of his or her Disability, by the Participant or his or her legal representative (as the case may be).

      (i) Termination by Death. Subject to this Section 6, if a Participant's employment terminates by reason of his or her death, any Stock Price Appreciation Units held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of 12 months (or such other period as the Committee may specify in the Award

    Agreement) after the date of such death or until the expiration of the stated term of such Stock Price Appreciation Unit, whichever period is shorter.

      (j) Termination by Reason of Disability. Subject to this
    Section 6, if a Participant's employment terminates by reason of his or her Disability, any Stock Price Appreciation Units held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of 3 years (or such shorter period as the Committee may specify in the Award Agreement) after the date of such termination of employment or until the expiration of the stated term of such Stock Price Appreciation Unit, whichever period is shorter; provided, however, that if the Participant dies within such period, any unexercised Stock Price Appreciation Unit held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months after the date of such death or until the expiration of the stated term of such Stock Price Appreciation Unit, whichever period is shorter.

      (k) Termination by Reason of Retirement. Subject to this
    Section 6, if a Participant's employment terminates by reason of Retirement, any Stock Price Appreciation Units held by such Participant may thereafter be exercised by the Participant, to the extent it was then exercisable or on such accelerated basis as the Committee may determine, for a period of 3 years (or such shorter period as the Committee may specify at grant) after the date of Retirement or until the expiration of the stated term of such Stock Price Appreciation Unit, whichever period is shorter; provided, however, that if the Participant dies within such period, any unexercised Stock Price Appreciation Unit shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months after the date of such death or until the expiration of the stated term of such Stock Price Appreciation Unit, whichever period is shorter.

      (l) Other Termination. Unless otherwise determined by the Committee, if a Participant's employment terminates for any reason other than death, Disability or Retirement, any Stock Price Appreciation Units held by such Participant shall immediately terminate, except that if the Participant's employment is terminated for reasons other than for Cause, such Units, to the extent then exercisable, may be exercised for a period of 3 months after the date of such termination of employment or until the expiration of the stated term of the balance of such Stock Price Appreciation Units, whichever period is shorter.

  7. Change of Control. In the event of a Change of Control of the Bank (as defined in Section 7(a) hereof), notwithstanding any provisions to the contrary in the Plan or in any Award Agreement,
(i) any Stock Price Appreciation Units outstanding on the date a Change of Control is deemed to have occurred shall immediately become fully exercisable. All outstanding Stock Price Appreciation Units shall be redeemable for cash, with the value of a share of Stock being deemed equivalent to its Fair Market Value as of the date specified in Section 7(b) hereof, as of the date of such Change of Control, or as of such other date as the Committee may determine prior to the date of such Change of Control. All such payments shall be made only in cash, and no Participant shall have any right to receive payment with respect to any Stock Price Appreciation Unit in the form of Stock or any other equity security (as such term is defined in the Exchange
Act).

      (a) Definition. A Change of Control shall be deemed to have occurred at any time that a person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Bank or its Parent or any Subsidiary becomes the "beneficial owner" (as defined in the Exchange Act) directly or indirectly of securities of the Bank representing a majority of the total voting power of the Bank's then outstanding voting securities.

      (b) Valuation Date. Upon the occurrence of a Change of Control of the Bank, the valuation date to be used in determining the Fair Market Value of shares of Stock shall be the date immediately preceding the date upon which such Change of Control shall have occurred.

  8. Reorganizations and Recapitalizations of the Bank. Unless the Committee, in its discretion, shall otherwise provide to the contrary in any Award Agreement, the following terms apply to adjustments, reorganizations, recapitalizations, and other changes in the structure of the Bank:

      (a) The existence of the Plan and Awards granted thereunder shall not effect in any way the right or power of the Bank or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Bank's capital structure or its business, or any merger or consolidation of the Bank, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) If, and whenever, the Bank shall effect a subdivision or combination of shares or other capital adjustment, the payment of a stock dividend or other increase or reduction in the number of shares of Stock outstanding without receiving consideration therefor, in money, services or property, the number of Units then available under the Plan and the number of Units then outstanding shall (i) in the event of an increase in the number of shares of Stock, be proportionately increased, and the Base Price per Unit shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares of Stock, be proportionately reduced, and the Base Price per Unit shall be proportionately increased.

      (c) Subject to the provisions of Section 7 hereof in the case of any merger or consolidation in which the Bank is not the surviving corporation, or any sale or other disposition of substantially all of the assets of the Bank to another corporation, or the acquisition of 20% or more of all classes of the outstanding capital stock of the Bank ordinarily entitled to vote in the election of directors by another corporation and in exchange for stock or other securities of such other corporation, the Committee may accelerate unmatured installments of Stock Price Appreciation Units.

  9. Amendments and Termination. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without such Participant's consent. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent. The Committee may also substitute new Stock Price

Appreciation Units for previously granted Stock Price Appreciation Units, including previously granted Stock Price Appreciation Units having higher Base Prices. Subject to the provisions set forth in this Section 9, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

  10. Effective Date. The Plan shall be effective, and Awards may be granted thereunder, immediately upon its adoption by the Board.

  11. General Provisions. The following general provisions shall apply to the Plan:

      (a) The Plan and all Awards granted and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

      (b) Nothing contained in the Plan shall prevent the Bank, its Parent or any Subsidiary from adopting other or additional compensation arrangements for their respective employees.

      (c) Adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Bank, its Parent or any Subsidiary, to terminate the employment of any of their respective employees at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income for federal income tax purposes of a Participant with respect to any Award under the Plan, the Bank, its Parent and any Subsidiary shall, to the extent permitted by law, have the right to deduct from any payment otherwise due to the Participant any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

      (e) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid.

                                                           EXHIBIT C

         PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION

  RESOLVED, that the Articles of Incorporation of People's Bank
(the "Articles") are hereby amended in the following respects:

  (A) by deleting Section 5.1 of Article V thereof in its entirety, and substituting the following in lieu thereof:

      "5.1 Authorized Stock. The total number of shares of all classes of capital stock which the Bank shall have authority to issue is 110,000,000, consisting of:

          (a) One Hundred Million (100,000,000) shares of common stock, without par value ("Common Stock"); and

          (b) Ten Million (10,000,000) shares of preferred stock, without par value ("Preferred Stock")."

      (B) by making the following changes to statutory references appearing in the Articles:

      (1) the reference to "Chapter 599 of the Connecticut General Statutes" appearing in Section 5.3 of the Articles is deleted, and reference to "Chapter 601 of the Connecticut General
    Statutes, as the same may be amended or recodified from time to time," is substituted therefor;

      (2) the reference to "Section 5(c) of the Connecticut Public Act No. 85-330" appearing in Section 5.3(e) of the Articles is deleted, and reference to "Section 36a-195(c) of the Connecticut General Statutes, as the same may be amended or recodified from time to time," is substituted therefor;

      (3) the reference to "Titles 33 or 36 of the Connecticut General Statutes" appearing in Section 5.4 of the Articles is deleted, and reference to "Titles 33 or 36a of the Connecticut General Statutes, as the same may be amended or recodified from time to time," is substituted therefor;

      (4) the reference to "Section 33-330 of the Connecticut General Statutes" appearing in Section 5.5 of the Articles is deleted, and reference to "Section 33-698 of the Connecticut General Statutes, as the same may be amended or recodified from time to time," is substituted therefor;

      (5) the reference to "Section 6(a) of Connecticut Public Act No. 85-330" appearing in Article VI of the Articles is deleted, and reference to "Section 36a-196(a) of the Connecticut General Statutes, as the same may be amended or recodified from time to time," is substituted therefor;

      (6) the reference to "Section 6(c) of Connecticut Public Act No. 85-330" appearing in Article VI of the Articles is deleted, and reference to "Section 36a-196(c) of the Connecticut General Statutes, as the same was in effect immediately prior to its amendment by Section 203 of Connecticut Public Act No.
    96-271," is substituted therefor;

      (7) the reference to "Section 33-320a of the Connecticut
    General Statutes" appearing in Section 10.1 of the Articles is deleted, and reference to "Sections 33-770 through 33-778
    (inclusive) of the

    Connecticut General Statutes, as the same may be amended or recodified from time to time to provide for indemnification on an equivalent or expanded (but not more limited) basis," is substituted therefor;

      (8) the reference to "subdivision (3) of Section 33-374d of the Connecticut General Statutes" appearing in Section 10.2 of the Articles is deleted, and reference to "subdivision (2) of Section 33-840 of the Connecticut General Statutes, as the same may be amended or recodified from time to time," is substituted therefor; and

      (9) the reference to "Section 36-9 of the Connecticut General Statutes" appearing in Section 10.2 of the Articles is deleted, and reference to "Section 36a-58 of the Connecticut General Statutes, as the same may be amended or recodified from time to time," is substituted therefor.


                               C-2